                                                                    EXHIBIT 10.6
================================================================================

                           REVOLVING CREDIT AGREEMENT

                          dated as of October 24, 2005

                                      among

                             RAIT INVESTMENT TRUST,
                             RAIT PARTNERSHIP, L.P.,
                                       AND
                            RAIT ASSET HOLDINGS, LLC,
                                  as Borrowers,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,

                          KEYBANK NATIONAL ASSOCIATION,
                            as Administrative Agent,

                             BANK OF AMERICA, N.A.,
                              as Syndication Agent,

                                       and

                            KEYBANC CAPITAL MARKETS,
                   as Sole Lead Arranger and Sole Book Manager

================================================================================

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I DEFINITIONS...........................................................................................  1

    Section 1.1      Definitions................................................................................  1
    Section 1.2      Accounting Terms and Determinations........................................................ 23
    Section 1.3      Types of Borrowings........................................................................ 24

ARTICLE II THE Commitments...................................................................................... 24

    Section 2.1      Commitments to Lend........................................................................ 24
    Section 2.2      Notice of Committed Borrowing.............................................................. 26
    Section 2.3      Notice to Lenders; Funding of Loans........................................................ 28
    Section 2.4      Notes...................................................................................... 29
    Section 2.5      Letters of Credit.......................................................................... 30
    Section 2.6      Method of Electing Interest Rates.......................................................... 32
    Section 2.7      Interest Rates............................................................................. 33
    Section 2.8      Fees....................................................................................... 35
    Section 2.9      Maturity Date.............................................................................. 36
    Section 2.10     Mandatory Prepayment....................................................................... 36
    Section 2.11     Optional Prepayments....................................................................... 37
    Section 2.12     General Provisions as to Payments.......................................................... 38
    Section 2.13     Funding Losses............................................................................. 39
    Section 2.14     Computation of Interest and Fees........................................................... 39
    Section 2.15     Use of Proceeds............................................................................ 39
    Section 2.16     Letter of Credit Usage Absolute............................................................ 39
    Section 2.17     Joint and Several Obligations; Limitation on Liability..................................... 40
    Section 2.18     Increase in Facility Amount................................................................ 42
    Section 2.19     Revolving Facility......................................................................... 44
    Section 2.20     Delinquent Lenders......................................................................... 44

ARTICLE III CONDITIONS.......................................................................................... 45

    Section 3.1      Closing.................................................................................... 45
    Section 3.2      Borrowings................................................................................. 47

ARTICLE IV REPRESENTATIONS AND WARRANTIES....................................................................... 47

    Section 4.1      Existence and Power........................................................................ 48
    Section 4.2      Power and Authority........................................................................ 48
    Section 4.3      No Violation............................................................................... 48
    Section 4.4      Financial Information...................................................................... 49
    Section 4.5      Litigation................................................................................. 49
    Section 4.6      Compliance with ERISA...................................................................... 49
    Section 4.7      Borrowing Base Assets...................................................................... 50
    Section 4.8      Environmental Matters...................................................................... 50
    Section 4.9      Taxes...................................................................................... 50
    Section 4.10     Full Disclosure............................................................................ 51
    Section 4.11     Solvency................................................................................... 51
    Section 4.12     Use of Proceeds; Margin Regulations........................................................ 51
    Section 4.13     Governmental Approvals..................................................................... 51

    Section 4.14     Investment Company Act; Public Utility Holding Company Act................................. 51
    Section 4.15     Principal Offices.......................................................................... 52
    Section 4.16     REIT Status................................................................................ 52
    Section 4.17     Qualified REIT Subsidiary Status........................................................... 52
    Section 4.18     Patents, Trademarks, etc................................................................... 52
    Section 4.19     No Default................................................................................. 52
    Section 4.20     Licenses, etc.............................................................................. 52
    Section 4.21     Compliance With Law........................................................................ 52
    Section 4.22     No Burdensome Restrictions................................................................. 52
    Section 4.23     Brokers' Fees.............................................................................. 53
    Section 4.24     Labor Matters.............................................................................. 53
    Section 4.25     Insurance.................................................................................. 53
    Section 4.26     Organizational Documents................................................................... 53

ARTICLE V AFFIRMATIVE AND NEGATIVE COVENANTS.................................................................... 53

    Section 5.1      Information................................................................................ 53
    Section 5.2      Payment of Obligations..................................................................... 56
    Section 5.3      Maintenance of Property.................................................................... 56
    Section 5.4      Conduct of Business and Maintenance of Existence........................................... 56
    Section 5.5      Compliance with Laws....................................................................... 56
    Section 5.6      Inspection of Books and Records............................................................ 56
    Section 5.7      Existence.................................................................................. 57
    Section 5.8      Financial Covenants........................................................................ 57
    Section 5.9      Restriction on Fundamental Changes......................................................... 58
    Section 5.10     Changes in Business........................................................................ 59
    Section 5.11     Margin Stock............................................................................... 59
    Section 5.12     RAIT, RAIT OP and RAIT SPE Status.......................................................... 59
    Section 5.13     Disposition of Borrowing Base Assets....................................................... 59
    Section 5.14     Liens; Release of Liens.................................................................... 59
    Section 5.15     Business Loans............................................................................. 60
    Section 5.16     Limitation on Changes in Fiscal Year; Accounting Methods; Valuation Methodology............ 60
    Section 5.17     Limitation on Lines of Business............................................................ 60
    Section 5.18     Limitation on Negative Pledge Clauses, Distribution Restrictions........................... 60
    Section 5.19     Addition of Borrowing Base Assets.......................................................... 60
    Section 5.20     Failure of Certain Borrowing Base Assets Representations and Warranties.................... 61
    Section 5.21     Limitation on Transactions with Affiliates................................................. 62

ARTICLE VI DEFAULTS............................................................................................. 62

    Section 6.1      Events of Default.......................................................................... 62
    Section 6.2      Rights and Remedies........................................................................ 64
    Section 6.3      Notice of Default.......................................................................... 65
    Section 6.4      Actions in Respect of Letters of Credit.................................................... 65

ARTICLE VII THE AGENTS.......................................................................................... 67

    Section 7.1      Appointment and Authorization.............................................................. 67
    Section 7.2      Agency and Affiliates...................................................................... 67
    Section 7.3      Action by Administrative Agent............................................................. 67
    Section 7.4      Consultation with Experts.................................................................. 67
    Section 7.5      Liability of Administrative Agent.......................................................... 67

    Section 7.6    Indemnification................................................................................. 68
    Section 7.7    Credit Decision................................................................................. 68
    Section 7.8    Successor Administrative Agent.................................................................. 68
    Section 7.9    Receipt of Notices.............................................................................. 69

ARTICLE VIII CHANGE IN CIRCUMSTANCES............................................................................... 69

    Section 8.1    Basis for Determining Interest Rate Inadequate or Unfair........................................ 69
    Section 8.2    Illegality...................................................................................... 69
    Section 8.3    Increased Cost and Reduced Return............................................................... 70
    Section 8.4    Taxes........................................................................................... 71
    Section 8.5    Alternate Base Rate Loans Substituted for Affected Euro-Dollar Loans............................ 73

ARTICLE IX MISCELLANEOUS........................................................................................... 73

    Section 9.1    Notices......................................................................................... 73
    Section 9.2    No Waivers...................................................................................... 74
    Section 9.3    Expenses; Indemnification....................................................................... 74
    Section 9.4    Sharing of Set-Offs............................................................................. 75
    Section 9.5    Amendments and Waivers.......................................................................... 76
    Section 9.6    Successors and Assigns.......................................................................... 76
    Section 9.7    Collateral...................................................................................... 78
    Section 9.8    Governing Law; Submission to Jurisdiction....................................................... 78
    Section 9.9    Marshalling; Recapture.......................................................................... 78
    Section 9.10   Counterparts; Integration; Effectiveness........................................................ 79
    Section 9.11   WAIVER OF JURY TRIAL............................................................................ 79
    Section 9.12   Survival........................................................................................ 79
    Section 9.13   Domicile of Loans............................................................................... 79
    Section 9.14   Limitation of Liability......................................................................... 79
    Section 9.15   Recourse Obligation............................................................................. 79
    Section 9.16   Confidentiality................................................................................. 79
    Section 9.17   Legal Rate...................................................................................... 80
    Section 9.18   Estoppel and Certification...................................................................... 80

EXHIBITS

Exhibit A-1          -     Form of Note
Exhibit A-2          -     Swing Loan Note
Exhibit B            -     Form of Assignment and Assumption Agreement
Exhibit C            -     Initial Borrowing Base Assets
Exhibit D            -     Form of Borrowing Base Certificate
Exhibit E            -     Form of Continuing Compliance Certificate
Exhibit F            -     First Mortgage Asset Representations and Warranties
Exhibit G            -     Real Property Asset Representations and Warranties
Exhibit H            -     Subordinate Assets Representations and Warranties
Exhibit I            -     Form of Subordination Agreement

SCHEDULES

Schedule 4.3            Litigation
Schedule 4.4(c) Post-June 30, 2005 Material Indebtedness and Contingent Obligations

                           REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT (this "Agreement") is dated as of October 24, 2005 among RAIT INVESTMENT TRUST, a Maryland trust ("RAIT"), RAIT PARTNERSHIP, L.P., a Delaware limited partnership ("RAIT OP"), and RAIT ASSET HOLDINGS, LLC, a Delaware limited liability company ("RAIT SPE") (RAIT, RAIT OP and RAIT SPE are hereinafter referred to individually as a "Borrower" and collectively as the "Borrowers"), the Lenders (as defined herein), KEYBANK NATIONAL ASSOCIATION, as Administrative Agent, and KEYBANC CAPITAL MARKETS, as Sole Lead Arranger and Sole Book Manager.

                                    RECITALS

      1. The Borrowers have requested that the Lenders establish a revolving credit facility for the Borrowers for the purpose of financing the acquisition by the Borrowers of finance assets and for other business purposes of the Borrowers.

      2. The Borrowers have requested that the Lenders set forth the terms and conditions upon which the Lenders will provide financing to the Borrowers.

      3. The Lenders have agreed to provide that financing to Borrowers on, and subject to, the terms and conditions of, this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Section 1.1 Definitions.The following terms, as used herein, have the following meanings:

      "Adjusted Earnings" means, for any period, the Net Income for such period to the extent allocable to the holders of common stock of RAIT, plus, (i) depreciation and amortization of the Consolidated Parties for such period, in each case to the extent allocable to the holders of common stock of RAIT, plus,
(ii) without duplication, depreciation and amortization for such period for each Non-Wholly-Owned Subsidiary to the extent allocable to the proportion thereof owned by the Consolidated Parties, plus, (iii) an amount equal to one percent (1%) of Consolidated Tangible Net Worth determined as of the end of such period.

      "Adjusted London Interbank Offered Rate" has the meaning set forth in
Section 2.7(c).

      "Administrative Agent" shall mean KeyBank National Association in its capacity as Administrative Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

      "Administrative Questionnaire" means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrowers) duly completed by such Lender.

      "Advance Rate" means, as to any Borrowing Base Asset at any time of determination, the maximum aggregate amount of Loans and Letters of Credit which Borrowers shall be entitled to borrow, draw, or have issued or outstanding pursuant to the terms of this Agreement with respect to such Borrowing Base Asset, which Advance Rate shall be (a) for Eligible Real Property Assets, sixty-five percent (65%) of the Underlying Real Estate Value at such time of such Eligible Real Property Assets, (b) for any Eligible First Mortgage Asset, the lesser of (i) sixty-five percent (65%) of the Underlying Real Estate Value at such time of the Underlying Asset securing such Eligible First Mortgage Asset, and (ii) the Book Value at such time of such First Mortgage Asset, and
(c) for Eligible Subordinated Assets, fifty percent (50%) of the Book Value at such time of Eligible Subordinated Assets.

      "Affiliate" means, as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person (including, with its correlative meanings, "controlled by" and "under common control with") means the power, directly or indirectly, either to (a) vote 33 1/3% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

      "Agreement" shall mean this Revolving Credit Agreement as the same may from time to time hereafter be modified, supplemented or amended.

      "Alternate Base Rate" means, for any day, a rate per annum equal to the sum of (i) greater of (a) the Prime Rate or (b) the Federal Funds Rate plus one-half percent (0.5%), plus (ii) the Applicable Margin.

      "Alternate Base Rate Loan" means a Committed Loan to be made by a Lender as an Alternate Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article II.

      "Applicable Lending Office" means, with respect to any Lender, (i) in the case of its Domestic Loans, its Domestic Lending Office, and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

      "Applicable Margin" means, for any day, the rate per annum set forth below opposite the applicable Leverage Ratio then in effect.

Leverage Ratio (as calculated
pursuant to the most-recently         Applicable Margin for
delivered officer's certificate       Euro-Dollar Loans and    Applicable Margin for
pursuant to Section 7.1(c) hereof)    Letter of Credit Fees    Alternate Base Rate Loans
----------------------------------    ---------------------    -------------------------
      > 0.50                                  1.85%                    0.35%

      > 0.40 to < or = 0.50                   1.65%                    0.15%

      > 0.30 to < or = 0.40                   1.50%                    0.00%

      < or = 0.30                             1.35%                    0.00%

      The Applicable Margin shall be adjusted effective on the next Business Day following any change in the Leverage Ratio using the information provided in the most-recently delivered officer's certificate pursuant to Section 5.1(c) hereof.

      Notwithstanding anything to the contrary contained in the foregoing, to the extent the Borrowers fail to deliver any officer's certificate as of the date required pursuant to Section 5.1(c), the Applicable Margin as of the date immediately following such required date of delivery and until the delivery of such officer's certificate shall be the greatest Applicable Margin specified in the foregoing chart.

      "Approval Request" has the meaning set forth in Section 5.19(a).

      "Approval Request Package" has the meaning set forth in Section 5.19(b).

      "Approved Uses" has the meaning set forth in Section 2.15.

      "Approved Bank" means a bank or other financial institution which has
(i)(a) a minimum net worth of $500,000,000 and/or (b) total assets of $10,000,000,000, and (ii) a minimum long term debt rating of (a) BBB+ or higher by S&P, and (b) Baa1 or higher by Moody's.

      "Arranger" means KeyBanc Capital Markets, in its capacity as Sole Lead Arranger of the Commitments and Sole Book Manager of the Commitments.

      "Asset Disposition" means the disposition of any assets (including without limitation the Capital Stock of a Subsidiary) of any Consolidated Party whether by sale, lease (but excluding the lease of assets in the ordinary course of business), transfer or otherwise to a Person other than a Consolidated Party.

      "Asset Servicing Agreement" means that certain Asset Servicing Agreement dated as of October 24, 2005, between RAIT SPE and RAIT OP, pursuant to which RAIT OP services and manages certain Borrowing Base Assets on behalf of RAIT SPE, as amended from time to time with the consent of the Administrative Agent.

      "Assignee" has the meaning set forth in Section 9.6(b).

      "Available Commitment" means, with respect to each Lender, at any time, the amount obtained by multiplying such Lender's Commitment at such time by a fraction, the numerator of which is the Total Available Commitments at such time, and the denominator of which is the aggregate of all Commitments at such time.

      "Bankruptcy Code" means Title 11 of the United States Code, entitled "Bankruptcy", as amended from time to time, and any successor statute or statutes.

      "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "Book Value" means as to any asset, the value of such asset determined in accordance with GAAP, as consistently applied in connection with the preparation of the financial statements filed by RAIT with the Securities and Exchange Commission.

      "Borrowers" means, collectively, RAIT, RAIT OP, RAIT SPE and each SPE Subsidiary which may hereafter execute a joinder agreement joining this Agreement as a "Borrower" hereunder, and "Borrower" means any one of the foregoing.

      "Borrowing" has the meaning set forth in Section 1.3.

      "Borrowing Base Assets" means assets one hundred percent (100%) owned (legally and equitably) by RAIT SPE or an SPE Subsidiary and which consist of Eligible Real Property Assets, Eligible First Mortgage Assets and Eligible Subordinated Assets.

      "Borrowing Base Assets Pool" means, collectively at any time, all Borrowing Base Assets.

      "Borrowing Base Availability" means, at any time of determination, an amount equal to the aggregate of the Advance Rates of all Borrowing Base Assets in the Borrowing Base Assets Pool at such time; provided, that (x) at no time shall the Borrowing Base Availability attributable to Eligible Subordinated Assets exceed twenty-five percent (25%) of Borrowing Base Availability at any time, and (y) at no time shall Borrowing Base Availability exceed the aggregate amount that would cause the ratio of (i) the sum of (A) the aggregate Property NOI of Eligible Real Property Assets during such period, (B) the aggregate cash interest income actually received from all Eligible First Mortgage Assets and Subordinated Debt Assets during such period, and (C) the aggregate cash dividend income actually received from all Preferred Securities during such period, in each case calculated as of the end of each fiscal quarter for the quarterly period then ended with respect to Borrowing Base Assets in the Borrowing Base Pool as of the date of determination as reflected on the most recent Borrowing Base Certificate, to (ii) Facility Interest Expense for such period, to be not less than 2:00 to 1:00.

      "Borrowing Base Certificate" has the meaning set forth in Section 2.2.

      "Capitalization Rate" means nine and one-quarter percent (9.25%) per annum.

      "Capital Replacement Reserve" means, with respect to any Real Property Asset or Underlying Asset, a normalized annual reserve for replacement reserves, capital expenditures, tenant improvements, and leasing commissions in the amount of $0.20 per year per square foot of net leaseable area contained in such Real Property Asset or Underlying Asset. When the Capital Replacement Reserve is used in computing an amount with respect to a period which is shorter than a year, said amount shall be appropriately prorated.

      "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

      "Cash and Cash Equivalents" means (i) cash, (ii) direct obligations of the United States Government, including without limitation, treasury bills, notes and bonds, (iii) interest bearing or discounted obligations of Federal agencies and Government sponsored entities or pools of such instruments offered by Approved Banks and dealers, including without limitation, Federal Home Loan Mortgage Corporation participation sale certificates, Government National Mortgage Association modified pass through certificates, Federal National Mortgage Association bonds and notes, and Federal Farm Credit System securities,
(iv) time deposits, Domestic and Eurodollar certificates of deposit, bankers' acceptances, commercial paper rated at least A-2 by

S&P and P-2 by Moody's and/or guaranteed by a Person with an Aa3 rating by Moody's, an AA- rating by S&P or better rated credit, floating rate notes, other money market instruments each issued by an Approved Bank (provided that the same shall cease to be a "Cash or Cash Equivalent" if at any time any such bank shall cease to be an Approved Bank), (v) obligations of domestic corporations, including, without limitation, commercial paper, bonds, debentures and loan participations, each of which is rated at least AA- by S&P and/or Aa3 by Moody's and/or guaranteed by a Person with an Aa3 rating by Moody's and/or a AA- rating by S&P or better rated credit, (vi) obligations issued by states and local governments or their agencies, rated at least MIG-2 by Moody's and/or SP-2 by S&P, (vii) repurchase agreements with major banks and primary government security dealers fully secured by the U.S. Government or agency collateral equal to or exceeding the principal amount on a daily basis and held in safekeeping, and (viii) real estate loan pool participations, guaranteed by a Person with an AA- rating given by S&P or Aa3 rating given by Moody's or better rated credit.

      "Charges" has the meaning set forth in Section 9.17.

      "Closing Date" means the date on or after the Effective Date on which the conditions set forth in Section 3.1 shall have been satisfied to the satisfaction of the Administrative Agent or waived by the Administrative Agent in its sole discretion.

      "Code" means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

      "Commitment" means, with respect to each Lender, the amount set forth opposite the name of such Lender on the signature pages hereof (and, for each Lender which is an Assignee, the amount set forth in the Assignment and Assumption Agreement entered into pursuant to Section 9.6(b) as the Assignee's Commitment), as such amount may be reduced from time to time pursuant to Section 2.11(c) or in connection with an assignment to an Assignee, or increased pursuant to Section 2.18.

      "Commitment Fee Quarterly Period" has the meaning set forth in Section 2.8(c).

      "Committed Loan" means a loan made by a Lender (including the Swing Lender) pursuant to Section 2.1; provided that, if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Interest Rate Election, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

      "Consolidated Parties" means, collectively, RAIT and its Consolidated Subsidiaries.

      "Consolidated Subsidiary" means at any date any Subsidiary or other entity which is consolidated with RAIT in accordance with GAAP or which is required under GAAP to be consolidated with RAIT.

      "Consolidated Tangible Net Worth" means, without duplication, at any date
(a) the Total Assets of the Consolidated Parties, less (b)(i) consolidated Intangible Assets of the Consolidated Parties, and less (ii) Total Liabilities, all determined as of such date. For purposes of this definition "Intangible Assets" means goodwill, patents, trademarks, service marks, trade names, anticipated future benefit of tax loss carry forwards, copyrights, organization or developmental expenses and other intangible assets determined in accordance with GAAP.

      "Contingent Obligation" means, as to any Person, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, (ii) any obligation (including, without limitation, any Guarantee Obligation) required to be disclosed in the footnotes to such Person's financial statements, guaranteeing partially or in whole any Non-Recourse Debt, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations which have not yet been called on or quantified, of such Person or of any other Person, and (iii) any forward commitment or obligation to fund or provide proceeds with respect to any loan or other financing which is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which in the case of an operating income guarantee shall be deemed to be equal to the debt service for the note secured thereby), through
(x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of Borrowers required to be delivered pursuant to Section 5.1 hereof.

      "Credit Rating" means, with respect to any Person, the rating assigned by the Rating Agencies (one of which, in all instances, must be S&P or Moody's) to such Person's long-term unsecured indebtedness.

      "Credit Underwriting Documents" has the meaning set forth in Section 5.19(a).

      "Default" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

      "Default Rate" has the meaning set forth in Section 2.7(d).

      "Derivative Exposure" means, as of any date, the maximum liability (including costs, fees and expenses), based upon a liquidation or termination as of such date, of any Person under any interest rate swap, collar, cap or other interest rate protection agreements, treasury locks, equity forward contracts, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements.

      "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

      "Domestic Lending Office" means, as to each Lender, its office located at its address in the United States set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Lender may hereafter designate as its Domestic Lending Office by notice to the Borrowers and the Administrative Agent.

      "Domestic Loans" means Alternate Base Rate Loans or Swing Loans.

      "EBITDA" means, for any period, the sum of, without duplication, (i) aggregate Net Income during such period, plus (ii) an amount which, in the determination of Net Income for such period, has been deducted for (A) Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense, plus (iii) losses from extraordinary items, non-recurring items, Asset Dispositions, or forgiveness of debt, minus (iv) gains from extraordinary items, non-recurring items, Asset Dispositions, write-up of assets (including any loan accretion attributable to any asset), minus (v) interest income accrued but not actually received in cash, each of the above determined in accordance with GAAP and to the extent included in the calculation of Net Income and plus, (vi) interest income received in cash in such period to the extent such interest income had been subtracted from Net Income pursuant to the foregoing clause (v) with respect to any earlier period; provided, that such sum shall be exclusive of any adjustment for such period attributable to the Straight-Lining of Rents, and, provided further that the foregoing calculations shall be adjusted, without duplication, to give effect to the proportional ownership of all Non-Wholly-Owned Subsidiaries.

      "Effective Date" means October 24, 2005.

      "Eligible Assignee" means any Person that is: (a) a Lender; (b) an Affiliate of a Lender; (c) a commercial bank, trust company, savings and loan association savings bank, insurance company, investment bank or pension fund organized under the laws of the United States of America, any state thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; or (d) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Co-operation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. No Borrower and no Affiliate of a Borrower shall qualify as an Eligible Assignee.

      "Eligible First Mortgage Assets" means First Mortgage Assets that at all times comply with the First Mortgage Assets Representations and Warranties set forth on Exhibit "F" attached hereto.

      "Eligible Real Property Assets" means Real Property Assets that at all times comply with the Real Property Assets Representations and Warranties set forth on Exhibit "G" attached hereto.

      "Eligible Subordinated Assets" means Subordinated Assets that at all times comply with the Subordinated Assets Representations and Warranties set forth on Exhibit "H" attached hereto.

      "Environmental Affiliate" means any partnership, joint venture, trust, limited liability company, corporation or other entity which is subject to an Environmental Claim and which is a Consolidated Subsidiary of RAIT or, as to any partnership, in which RAIT or a Consolidated Subsidiary is a general partner, either directly or indirectly.

      "Environmental Approvals" means any permit, license, approval, ruling, variance, exemption or other authorization required under applicable Environmental Laws.

      "Environmental Claim" means, with respect to any Person, any notice, claim, demand or similar communication (written or oral) by any other Person alleging potential liability of such Person for investigatory costs, cleanup costs, governmental response costs, natural resources damage, property damages, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned by such Person or (ii) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law, in each case (with respect to both (i) and (ii) above) as to which there is a reasonable possibility of an adverse determination with respect thereto and which, if adversely determined, would have a Material Adverse Effect on any Borrower.

      "Environmental Laws" means any and all federal, state, and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Materials of Environmental Concern or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Materials of Environmental Concern or wastes or the clean-up or other remediation thereof.

      "Equity Issuance" means any issuance by a Consolidated Party to any Person which is not a Consolidated Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or
(c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

      "ERISA Group" means RAIT, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with RAIT or any Subsidiary, are treated as a single employer under Section 414 of the Code.

      "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

      "Euro-Dollar Lending Office" means, as to each Lender, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrowers and the Administrative Agent.

      "Euro-Dollar Loan" means a Committed Loan to be made by a Lender as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

      "Event of Default" has the meaning set forth in Section 6.1.

      "Excepted Liens" shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (ii) Liens in connection with worker's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) vendors', carriers', warehousemen's, repairmen's, mechanics', workmen's, materialmen's, construction or other like Liens arising by operation of law in the ordinary course of business, each of which is either (a) subordinate to the lien of the applicable Borrowing Base Asset or (b) been adequately insured or bonded or (c) being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) easements, rights of way, zoning restrictions and other similar Liens relating to a Real Property Asset or Underlying Asset, which do not individually or in the aggregate materially impair the use of such Real Property Asset or Underlying Asset or materially impair the value of such Real Property Asset or Underlying Asset subject thereto.

      "Exceptions Summary" has the meaning set forth in Section 5.19(a).

      "Expenses" means, when used with respect to any asset, the costs of maintaining such asset which are the responsibility of the owner thereof, including, without limitation, taxes, insurance, repairs and maintenance.

      "Extension Fee" means as to the Extension Period, twenty-five hundredths of one percent (.25%) of the aggregate amount of Commitments then in effect as of the date on which Borrowers deliver to the Administrative Agent the Notice to Extend.

      "Extension Option" has the meaning set forth in Section 2.9(b).

      "Extension Period" has the meaning set forth in Section 2.9(b).

      "Facility" means the revolving credit facility established pursuant to this Agreement.

      "Facility Amount" means two hundred and seventy million dollars ($270,000,000) subject to increase pursuant to Section 2.18 hereof or decrease pursuant to Section 2.11 hereof.

      "Facility Interest Expense" means, as of any date of determination for a particular period, an amount equal to the interest that would accrue during such period on the Outstanding Balance on such date of determination at an interest rate equal to the sum of (i) the Adjusted London Interbank Offered Rate on such date of determination for an Interest Period of one (1) month plus (ii) the Applicable Margin for Euro-Dollar Loans on such date of determination.

      "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to KeyBank National Association on such day on such transactions as determined by the Administrative Agent.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System as constituted from time to time.

      "Fee Letter" means, collectively, that certain Fee Letter between the Borrowers and KeyBank dated on or about the date hereof, as amended, supplemented or otherwise modified from time to time.

      "Fees" means all fees payable or to be payable by the Borrowers as provided for in Section 2.8 and in the Fee Letter.

      "First Mortgage Asset" means as to any Person, indebtedness owed to such Person, which is not the subject of a bankruptcy or similar proceeding, is fully performing as to payment and material nonpayment obligations thereunder and is secured by a first Lien of a properly recorded mortgage, deed of trust or other similar security instrument on a fee interest or a leasehold interest in real property and all collateral security related thereto (regardless of whether such Person's interest therein is characterized as equity according to GAAP).

      "Fitch" means Fitch, Inc. or any successor thereto.

      "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Consolidated Parties for the quarterly period ending on such date, the ratio of (a) EBITDA for the applicable period to (b) the sum of (i) Interest Expense for the applicable period plus (ii) preferred dividends permitted hereunder for the applicable period plus (iii) Scheduled Amortization Payments for the applicable period.

      "Floating Rate Indebtedness" means, with respect to any Person, Indebtedness of such Person which accrues interest at a rate which may vary during the term of such Indebtedness (other than due solely to a default thereunder).

      "Floating Rate Assets" means with respect to any Person, the assets of such Person on the balance sheet of such Person which generate income that fluctuates based on changes in interest rates.

      "Fronting Lender" means any Lender which is a party hereto which shall issue a Letter of Credit with respect to such Notice of Borrowing, subject, however, to the limitations set forth in Section 2.5. For purposes of this Agreement, the Fronting Lender shall, unless and until the Administrative Agent shall elect otherwise (subject, except during the continuance of an Event of Default, to the prior written consent of the Borrower, which consent shall not be unreasonably withheld, conditioned or delayed), be KeyBank.

      "Funded Indebtedness" means, with respect to any Person, without duplication, all Indebtedness of such Person other than Indebtedness of the types referred to in clauses (f) and (h) of the definition of "Indebtedness" set forth in this Section 1.1.

      "GAAP" means generally accepted accounting principles recognized as such in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the Financial Accounting Standards Board.

      "Group of Loans" means, at any time, a group of Loans consisting of (i) all Committed Loans which are Alternate Base Rate Loans at such time, or (ii) all Committed Loans which are Euro-Dollar Loans having the same Interest Period at such time.

      "Guarantee Obligation" means as to any Person (the "guaranteeing person"), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as a verb shall have a correlative meaning.

      "Indebtedness" of any Person, without duplication, means, in each case whether direct or contingent, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made,
(c) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person (other than trade debt incurred in the ordinary course of business and due within six months of the incurrence thereof) which would appear as liabilities on a balance sheet of such Person,
(e) all indebtedness of others secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guarantee Obligations of such Person, (g) the principal portion of all obligations of such Person under Capital Leases, (h) all Derivative Exposure and other obligations of such Person in respect of interest rate swap, collar, cap or other interest rate protection agreements, treasury locks, equity forward contracts, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements (including, but not limited to, Match Funding Agreements), (i) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, (j) the maximum amount of all letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), (k) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, (l) all other obligations of such Person under any arrangement or financing structure classified as debt (for tax purposes) by any nationally recognized rating agency, (m) the principal portion of all obligations of such Person for any Off Balance Sheet Liabilities and (n) the indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer.

      "Indemnitee" has the meaning set forth in Section 9.3(b).

      "Initial Term" means the period of time commencing on the Effective Date and ending on October 24, 2008.

      "Interest Coverage Ratio" means, with respect to the Consolidated Parties for the quarterly period ending on the last day of any fiscal quarter of the Consolidated Parties, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

      "Interest Expense" means, for any period, the sum of (a) interest expense (including, without limitation, the interest component under Capital Leases and with respect to Off Balance

Sheet Liabilities) of the Consolidated Parties for such period, as determined in accordance with GAAP, plus (b) an amount equal to the aggregate of interest expense (including the interest component under Capital Leases and with respect to any Off Balance Sheet Liabilities), as determined in accordance with GAAP, of each Non-Wholly-Owned Subsidiary multiplied by the proportion thereof owned by the Consolidated Parties.

      "Interest Payment Date" means (a) as to Alternate Base Rate Loans, the first day of each calendar month (as to interest through the end of the prior calendar month) and the Maturity Date and (b) as to Euro-Dollar Loans, the last day of each applicable Interest Period and the Maturity Date, and, where the applicable Interest Period for a Euro-Dollar Loan is greater than three months, the date that is three months from the beginning of the Interest Period and each three month anniversary thereof.

      "Interest Period" means:

            (a) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Notice of Interest Rate Election; provided that:

                  (i) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Euro-Dollar Business Day;

                  (ii) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Euro-Dollar Business Day of a calendar month; and

                  (iii) if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section
      2.10 but does not end on such date, then (x) the principal amount (if any) of each Euro-Dollar Loan required to be repaid on such date shall have an Interest Period ending on such date and (y) the remainder (if any) of each such Euro-Dollar Loan shall have an Interest Period determined as set forth above.

            (b) With respect to each Alternate Base Rate Borrowing, the period commencing on the date of such Borrowing specified in the applicable Notice of Borrowing or on the date specified (or deemed specified) in the applicable Notice of Interest Rate Election and ending on the last day of the calendar month in which such Notice of Borrowing or Notice of Interest Rate Election was made (or deemed made); provided that if any Interest Period includes a date on which a payment of principal of the Loans is required to be made under Section
2.13 but does not end on such date, then (i) the principal amount (if any) of each Alternate Base Rate Loan required to be repaid on such date shall have an Interest Period ending on such date and (ii) the remainder (if any) of each such Alternate Base Rate Loan shall have an Interest Period determined as set forth above.

      "KeyBank" means KeyBank National Association and its successors.

      "Legal Rate" has the meaning set forth in Section 9.17.

      "Lender" means each lender listed on the signature pages hereof, each Assignee which becomes a Lender pursuant to Section 9.6(b), and their respective successors.

      "Letter(s) of Credit" has the meaning set forth in Section 2.2.

      "Letter of Credit Fee" has the meaning set forth in Section 2.8(b).

      "Letter of Credit Collateral" has the meaning set forth in Section 6.4.

      "Letter of Credit Collateral Account" has the meaning set forth in Section 6.4.

      "Letter of Credit Documents" has the meaning set forth in Section 2.16.

      "Letter of Credit Usage" means at any time the sum of (i) the aggregate maximum amount available to be drawn under the Letters of Credit then outstanding, assuming compliance with all requirements for drawing referred to in such Letters of Credit, and (ii) the aggregate amount which has been drawn under Letters Credit but for which the applicable Fronting Lender and/or Lenders have not been reimbursed at such time.

      "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Total Liabilities to (ii) Total Assets of the Consolidated Parties.

      "Lien" means, with respect to any asset, any mortgage, lien (including any tax lien or assessment), pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the effect of creating a security interest. For purposes of this Agreement, the term "Lien" shall not include any Excepted Lien. For the purposes of this Agreement, RAIT, RAIT OP or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional or installment sales agreement, capital lease or other title retention agreement relating to such asset.

      "Loan" means a Domestic Loan or a Euro-Dollar Loan and "Loans" means Domestic Loans or Euro-Dollar Loans or any combination of the foregoing.

      "Loan Documents" means a collective reference to this Agreement, the Notes, the Letter of Credit Documents and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto (in each case, as the same may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time).

      "London Interbank Offered Rate" has the meaning set forth in Section
2.7(c).

      "Margin Stock" has the meaning provided such term in Regulation U of the Federal Reserve Board.

      "Match Funding Agreements" shall mean any and all agreements, devices or arrangements, the counterparty to which has a Credit Rating of at least A- by Standard & Poor's or A3 by Moody's or is otherwise acceptable to the Administrative Agent, designed to protect any Consolidated Party which is a party thereto from the fluctuations of interest rate, exchange rate or forward rate differences between individual assets owned by a Consolidated Party and the Indebtedness incurred by a Consolidated Party in connection with the origination or financing of such individual assets, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, Treasury locks, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

      "Material Adverse Effect" means an effect resulting from any circumstance or event or series of circumstances or events, of whatever nature (but excluding general economic conditions), which, taken as a whole, (i) does materially and adversely affect the business, operations, properties, assets or financial condition of RAIT, RAIT OP, RAIT SPE or any SPE Subsidiary or (ii) impairs the ability of RAIT, RAIT OP, RAIT SPE or any SPE Subsidiary to fulfill its material obligations, including, if applicable, their ability to perform their respective obligations under the Loan Documents or which causes a Default under Section 5.8 hereof.

      "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

      "Materials of Environmental Concern" means and includes pollutants, contaminants, wastes, toxic and hazardous substances, petroleum and petroleum by-products.

      "Maturity Date" means the date when all of the Obligations hereunder shall be due and payable which shall be October 24, 2008, unless accelerated pursuant to the terms hereof, or extended pursuant to Section 2.9(b).

      "Moody's" means Moody's Investors Services, Inc. or any successor thereto.

      "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "Net Equity Proceeds" means the aggregate cash proceeds received by the Consolidated Parties in respect of any Equity Issuance, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees and sales commissions) and (b) taxes paid or payable as a result thereof; it being understood, (i) that "Net Equity Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Consolidated Parties in any Equity Issuance, and
(ii) that "Net Equity Proceeds" shall not include cash proceeds that are applied within thirty (30) days of the date of the related Equity Issuance to retire Capital Stock.

      "Net Income" means, for any period, net income or loss after taxes for such period of the Consolidated Parties, as determined in accordance with GAAP.

      "Non-Wholly-Owned Subsidiary" means a Subsidiary which is not a Wholly Owned Subsidiary.

      "Non-Recourse Debt" as to any Person means Indebtedness (i) for which the right of recovery of the obligee thereof is limited to recourse against the asset securing such Indebtedness (subject to such customary carve-out matters for which such Person has a Guarantee Obligation made in connection with such Indebtedness, such as fraud, misappropriation, bankruptcy, misapplication and environmental indemnities, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Debt, to the extent that such claim is a liability of such Person for GAAP purposes) and/or (ii) other Indebtedness for which such Person has no Guarantee Obligation (other than guarantees of customary carve-out matters made in connection with such Indebtedness, such as fraud, misappropriation, bankruptcy and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied), at which time such guarantee of any such customary carve-out shall not be considered Non-Recourse Debt of such Person, to the extent that such claim is a liability of such Person for GAAP purposes).

      "Non-RAIT Plan" means any Plan other than a RAIT Plan.

      "Notes" means promissory notes of the Borrowers, substantially in the form of Exhibit "A-1" hereto, evidencing the obligation of the Borrowers to repay the Loans (other than Swing Loans), and substantially in the form of Exhibit "A-2" hereto with respect to the Swing Lender evidencing the obligation of the Borrowers to repay the Swing Loans, and "Note" means any one of such promissory notes issued hereunder.

      "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.3).

      "Notice of Interest Rate Election" has the meaning set forth in Section
2.6.

      "Notice to Extend" has the meaning set forth in Section 2.9(b).

      "Obligations" means all obligations, liabilities and indebtedness of every nature of the Borrowers, from time to time owing to any Lender under or in connection with this Agreement or any other Loan Document, including, without limitation, (i) the outstanding principal amount of the Committed Loans at such time, plus (ii) the Letter of Credit Usage at such time.

      "Off Balance Sheet Liabilities" means, with respect to any Person, any (a) repurchase obligation or liability, contingent or otherwise, of such Person with respect to any mortgages, mortgage notes, accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) repurchase obligation or liability, contingent or otherwise, of such Person with respect to property or assets leased by such Person as lessee and (c) obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing, in each case, if the transaction giving rise to such obligation (i) is considered Indebtedness for borrowed money for tax purposes, and (ii) does not (and is not required pursuant to GAAP to) appear as a liability on the balance sheet of such Person.

      "Outstanding Balance" means at any time, and from time to time, the sum of
(i) the aggregate outstanding principal balance of all Loans and (ii) the Letter of Credit Usage.

      "Parent" means, with respect to any Lender, any Person controlling such Lender.

      "Participant" has the meaning set forth in Section 9.6(c).

      "Partnership" means any general or limited partnership, joint venture, corporation, limited liability company, limited liability partnership, limited liability limited partnership or other Person which is not a natural Person or the estate of a deceased natural Person and which owns directly an interest in real property.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "Preferred Securities" means any stock, shares or other such interests (which is not the subject of a bankruptcy or similar proceeding) in and to a Person primarily and directly engaged (directly or through a Subsidiary) in the business of the ownership, operation and/or management of real property, the terms of which stock, shares or other interests provide the holders of the shares thereof with a liquidation preference in the assets of such Person in relation to the holders of the common stock of such Person.

      "Prime Rate" means the rate of interest publicly announced by KeyBank from time to time as its Prime Rate.

      "Property Expenses" means, with respect to any applicable time period for any Real Property Asset, the costs of maintaining such Real Property Asset which are the responsibility of the owner thereof, including, without limitation, taxes, insurance, repairs and maintenance during such period.

      "Property NOI" means, with respect to any applicable time period for any Real Property Asset, (a) Property Revenues for such period with respect to such Real Property Asset less (b) the sum of (i) Property Expenses for such period with respect to such Real Property Asset, plus (ii) the Capital Expenditure Reserve amount for such Real Property Asset during such period, plus (iii) a management fee in the amount of three percent (3%) of total revenues derived from the Real Property Asset during such period; provided, that such amount shall be exclusive of any adjustment for such period attributable to the Straight-Lining of Rents; provided, further, that, in each case, all amounts included in the above calculations shall be adjusted to account for any amounts attributable to any interests held by any Consolidated Party in any Non-Wholly-Owned Subsidiary.

      "Property Revenues" means, with respect to any applicable time period for any Real Property Asset, the base rent, expense reimbursement and other recurring rental income received during such period (other than prepaid rents and revenues and security deposits except to the extent applied in satisfaction of tenants' obligations for rent).

      "RAIT's 2004 Form 10-K" means RAIT's annual report on Form 10-K for 2004, as filed with respect to RAIT with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

      "RAIT's 2005 Form 10-Q" means the quarterly report on Form 10-Q for the second calendar quarter in 2005, as filed with respect to RAIT with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

      "RAIT Plan" means a Plan in the ERISA Group sponsored, maintained or contributed to by RAIT, RAIT OP or RAIT SPE.

      "Rating Agencies" means, collectively, S&P, Moody's and Fitch.

      "Real Property Assets" means, as of any time, the real property assets in which RAIT or a Consolidated Subsidiary has a fee title ownership interest or possesses a financeable leasehold interest at such time.

      "Recourse Debt" as to any Person means all Indebtedness other than Non-Recourse Debt.

      "Refunded Swing Loan" has the meaning set forth in Section 2.1(c).

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Required Lenders" means at any time Lenders having at least 66.67% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes and/or participations in Swing Loans and Letters of Credit evidencing at least 66.67% of the aggregate unpaid principal amount of the Loans and Letter of Credit Usage.

      "Scheduled Amortization Payments" means, for a given period, the sum of
(a) all scheduled payments of principal on Funded Indebtedness for the Consolidated Parties for the applicable period ending on such date (including the principal component of payments due on Capital Leases during the applicable period), plus (b) an amount equal to the aggregate of all scheduled payments of principal on Funded Indebtedness for each Non-Wholly-Owned Subsidiary for the applicable period (including the principal component of payments due on Capital Leases during the applicable period) multiplied by the proportional interest thereof owned by each such entity; it being understood that Scheduled Amortization Payments shall not include any one-time "bullet", "lump sum" or "balloon" payments due in respect of Funded Indebtedness.

      "Secured Debt" means, for any given calculation date, the total aggregate principal amount of any Indebtedness of the Consolidated Parties, that is (a) secured in any manner by any Lien or (b) (other than Indebtedness incurred hereunder) entitled to the benefit of a provision prohibiting the creation of a Lien on any assets, plus without duplication, the aggregate of such Indebtedness of each Non-Wholly-Owned Subsidiary multiplied by the proportional interest thereof owned by each such entity.

      "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

      "Solvent" means, with respect to any Person, that (i) the fair saleable value of such Person's assets exceeds the Indebtedness of such Person, (ii) such Person has the ability to generally pay its debts and other liabilities as they become due in ordinary course of business and (iii) such Person has sufficient capital to conduct its business in the ordinary course of business.

      "Special Purpose Entity" means any entity whose structure and organizational and governing documents are in form and substance acceptable to the Administrative Agent and which satisfies all of the following requirements:

                  (i) Its purpose shall be limited solely to, as applicable, (a)
            entering into this Agreement and the related Loan Documents, (b) borrowing Loans under this Agreement and obtaining Letters of Credit under this Agreement, (c) owning, originating, developing, holding, selling, leasing, transferring, exchanging, operating and managing the Borrowing Base Assets directly (including pursuant to contractual arrangements with servicers, property managers and the like, to the extent otherwise permitted pursuant to this Agreement and the subject entity's organizational documents) or through a SPE Subsidiary, and (d) transacting any and all lawful business for which it may be organized under its constitutive law that is incident, necessary and appropriate to accomplish the foregoing.

                  (ii) It does not own and will not own any asset or property other than (a) the Borrowing Base Assets, and/or (b) incidental personalty necessary for and used or to be used in connection with the ownership or operation of the Borrowing Base Assets.

                  (iii) It will not engage in any business other than the
            ownership, management, development, leasing, exchanging, transferring, origination and operation of the Borrowing Base Assets.

                  (iv) It will not enter into any contract or agreement with any
            Affiliate, any constituent party of itself, any of its owners, any guarantors of its obligations, or any Affiliate of any constituent party, owner or guarantor (collectively, the "Related Parties") of itself, other than the Asset Servicing Agreement, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties not so affiliated with itself or such Related Parties; provided, however, that loans and advances to RAIT SPE by RAIT OP with respect to the acquisition of Borrowing Base Assets shall not be subject to the provisions of this subsection (iv) (but shall be subject to subsection (v)(e), below).

                  (v) It has not incurred and will not incur any Indebtedness other than, as applicable, (a) under this Agreement and the related Loan Documents, (b) normal trade payables, (c) obligations to tenants of Eligible Real Property Assets to the extent disclosed to the Administrative Agent and the Lenders in connection with the approval of such Eligible Real Property Assets as Borrowing Base Assets, (d) future funding obligations as provided for in any loan documentation associated with any Eligible First Mortgage Asset or Eligible Subordinated Asset, to the extent disclosed to the Administrative Agent and the Lenders in connection with the approval of such Eligible First Mortgage Asset or Eligible Subordinated Asset as a Borrowing Base Asset, and (e) with respect to RAIT SPE, Indebtedness to RAIT OP under loans made from time to time by RAIT OP to RAIT SPE in connection with the acquisition or origination of a Borrowing Base Asset, provided that any such Indebtedness is subordinated to the Obligations pursuant to a subordination agreement in substantially the form of Exhibit I hereto.

                  (vi) It has not made and will not make any loans or advances to any Person (other than with respect to the Borrowing Base Assets) and shall not acquire obligations or securities of any Related Party.

                  (vii) It is and will remain Solvent and it will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                  (viii) It has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and, it will not, nor will it permit any Related Party to, amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of such entity or such Related Party without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed unless such proposed amendment, modification or change would adversely affect such entity's existence as a single purpose entity, or would have a Material Adverse Effect.

                  (ix) It will maintain all of its books, records, financial statements and bank accounts separate from those of any other Person (except RAIT and RAIT OP) and its assets will not be listed as assets on the financial statement of any other Person (except RAIT and RAIT OP). It will file its own tax returns (or will be consolidated in the tax returns of RAIT) and will not file a consolidated federal income tax return with any other Person (except
            RAIT). It shall maintain its books, records, resolutions and agreements as official records.

                  (x) It will be a legal entity separate and distinct from any other Person (including any Affiliate or other related party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, and shall not identify itself or any of its Affiliates as a division or part of the other.

                  (xi) It will maintain adequate capital for the normal
            obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                  (xii) Neither it nor any Related Party will seek its own
            dissolution, winding up, liquidation, consolidation or merger in whole or in part, or the sale of its material assets to the extent that any such sale otherwise violates this Agreement.

                  (xiii) It will not commingle its assets with those of any
            other Person (other than as incidental to any servicing or management arrangements permitted by this Agreement and the entity's organizational documents), and will hold all of its assets in its own name or through a Wholly Owned Subsidiary.

                  (xiv) It will not guarantee or, except for its joint and
            several obligations under this Agreement, become obligated for the debts of any other Person, and, except for its joint and several obligations under this Agreement, does not and will not hold itself out as being responsible for the debts or obligations of any other Person.

                  (xv) If it is a limited partnership, at least one general
            partner, or if it is a general partnership, at least two general partners (each, an "SPC Party"), shall be a corporation whose sole asset is the interest in the Special Purpose Entity and each such SPC Party will at all times comply, and will cause it to comply, with each of the representations, warranties, and covenants contained in this definition of Special Purpose Entity as if such representation, warranty or covenant was made directly by such SPC Party. If it is a limited liability company, such limited liability company, shall comply with the requirements of part (xvi) of this definition of Special Purpose Entity. Upon the withdrawal or the disassociation of the SPC Party from the Special Purpose Entity, the Special Purpose Entity shall immediately appoint a new member whose articles of incorporation are substantially similar to those of the SPC Party.

                  (xvi) It shall at all times (except as permitted in the last sentence of this part (xvi) of this definition of Special Purpose Entity) have (if a corporation) or cause there to be one duly appointed member of the board of directors of each SPC Party (if the Special Purpose Entity is a limited partnership or, except as otherwise provided in this part (xvi) of the definition of Special Purpose Entity), if a limited liability company, a duly appointed manager, in each instance reasonably satisfactory to the Administrative Agent who is not at the time of initial appointment and has not been at any time during the preceding five (5) years (each an "Independent Director"): (i) a stockholder, director, officer, employee, partner, attorney or counsel of the Special Purpose Entity or such SPC Party or any Affiliate of either of them; provided, however, such Person may serve or have served as a director or analogous position with an Affiliate of the Special Purpose Entity or SPC Party if serving in a position analogous to that of an Independent Director; (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with the Special Purpose Entity or such SPC Party or any Affiliate of either of them; (iii) a Person controlling or under common control with any such stockholder, partner, customer, supplier or other Person (an employee of CT Corporation or a similar entity shall not be deemed to be under such common control with a supplier); or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person. (As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise). If it does not have an Independent Director because of the death, incapacity or resignation of such Independent Director, it shall, within ten (10) Business Days from receipt of notice or knowledge of such circumstances, cause the Independent Director in question to be replaced.

                  (xvii) It shall not cause or permit the board of directors of an SPC Party to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires the vote of any SPC Party unless at the time of such action there shall be at least one member who is an Independent Director.

                  (xviii) It shall not pledge its assets for the benefit of any other Person other than with respect to this Agreement and the Loan Documents.

                  (xix) It shall not voluntarily file or consent to the filing of a petition for bankruptcy, insolvency, reorganization, assignment for the benefit of creditors or similar proceeding under any federal or state bankruptcy, insolvency, reorganization or other similar law or otherwise seek any relief under any laws relating to the relief of debts or the protection of debtors generally, or admit in writing its inability to pay its debt's generally as they become due, or take action in furtherance of any such action, without the consent of each holder of any interest in such entity, and without the unanimous written consent of each applicable Independent Director.

                  (xxi) In the event that any Special Purpose Entity is a
            limited liability company, it will be a Delaware limited liability company having a sole member.

      "SPE Subsidiary" means a Subsidiary, 100% owned by RAIT SPE and which complies at all times with the requirements of a Special Purpose Entity.

      "Straight-Lining of Rents" means, with respect to any lease, the method by which rent received with respect to such lease is considered earned equally over the term of such lease despite the existence of (i) any free rent periods under such lease and (ii) any rent step-up provisions under such lease.

      "Subordinated Assets" means Subordinated Debt Assets and Preferred Securities.

      "Subordinated Debt Assets" means as to any Person, mezzanine or other subordinated indebtedness owed to such Person, which is not the subject of a bankruptcy or similar proceeding, is fully performing as to payment and material nonpayment obligations thereunder and is secured by (i) a Lien of a properly recorded mortgage, deed of trust or other similar security instrument on a fee interest or a leasehold interest in real property and all collateral security related thereto, which indebtedness is subject to only to a first Lien of a recorded mortgage, deed of trust or other similar security instrument or (ii) a pledge of the direct or indirect ownership interests in the Person owing such mezzanine or other indebtedness, which ownership interests are subject to no other Lien.

      "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by RAIT (or as to any SPE Subsidiary, RAIT
SPE).

      "Swing Lender" means KeyBank in its capacity as the Swing Lender under the Swing Loan facility described in Section 2.1(b), and any successor in such capacity.

      "Swing Loan" means a Loan made by the Swing Lender pursuant to Section 2.1(b).

      "Swing Loan Commitment" means Twenty-Five Million Dollars ($25,000,000).

      "Swing Loan Refund Amount" has the meaning set forth in Section 2.1(c).

      "Syndication Agent" means Bank of America, N.A., in its capacity as Syndication Agent hereunder, and its permitted successors in such capacity in accordance with the terms of this Agreement.

      "Term" has the meaning set forth in Section 2.9(a).

      "Termination Event" means, with respect to a RAIT Plan, or with respect to a Non-RAIT Plan (but, as to any Non-RAIT Plan, only to the extent an event described in (i) through (v) below would result in a Material Adverse Effect),
(i) a "reportable event", as such term is described in Section 4043 of ERISA (other than a "reportable event" not subject to the provision for 30-day notice to the PBGC), or an event described in Section 4062(e) of ERISA, (ii) the withdrawal by any member of the ERISA Group from a Multiemployer Plan during a plan year in which it is a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), or the incurrence of liability by any member of the ERISA Group under Section 4064 of ERISA upon the termination of a Multiemployer Plan,
(iii) the filing of a notice of intent to terminate any Plan under Section 4041 of ERISA, other than in a standard termination within the meaning of Section 4041 of ERISA, or the treatment of a Plan amendment as a distress termination under Section 4041 of ERISA, (iv) the institution by the PBGC of proceedings to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or cause a trustee to be appointed to administer, any Plan or (v) any other event or condition that would constitute grounds for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability or encumbrance or Lien on any Real Property Assets or any member of the ERISA Group under ERISA.

      "Total Available Commitments" means, at any time of determination, the lesser of (a) the aggregate amount of the Commitments at such time, or (b) the then Borrowing Base Availability.

      "Total Assets" means, as to any Person as of any date, all assets of such Person determined in accordance with GAAP, adjusted to give effect to the proportional ownership of all Non-Wholly-Owned Subsidiaries.

      "Total Liabilities" means the sum of (i) total liabilities of the Consolidated Parties, as determined in accordance with GAAP, plus (ii) an amount equal to the aggregate of total liabilities, as determined in accordance with GAAP, of each Non-Wholly-Owned Subsidiary multiplied by the proportional interest thereof owned by of each such entity plus (iii) without duplication, the Indebtedness of the Consolidated Parties plus (iv) without duplication, the aggregate of Indebtedness of each Non-Wholly-Owned Subsidiary multiplied by the proportional interest thereof owned by each such entity, as determined in accordance with GAAP, plus (v) the total Contingent Obligations of the Consolidated Parties; provided, that in each case, all of the above amounts not otherwise adjusted to account for the proportional ownership interest of the Consolidated Parties shall be adjusted to deduct therefrom the pro rata share of such amounts allocable to the parties other than Consolidated Parties (except to the extent any Consolidated Party would be legally liable for the full amount of such liabilities).

      "Underlying Asset" means as to any First Mortgage Asset or Subordinated Debt Asset, the real property encumbered thereby or, as to any Preferred Securities, the real property which is owned directly by the Person in which the Securities are part of the equity structure thereof.

      "Underlying Real Estate Value" means as to any Real Property Assets or any Underlying Assets (a) the appraised value of the real property as reflected in the most recent MAI appraisal in form and substance acceptable to the Administrative Agent or (b) where no MAI appraisal is available, (i) the annualized Property NOI for such property based upon the most recently completed two fiscal quarters minus the Capital Replacement reserve, divided by (ii) the Capitalization Rate.

      "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a reasonably likely liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

      "United States" means the United States of America, including the fifty states and the District of Columbia.

      "Unsecured Debt" means, for any given calculation date, the total aggregate principal amount of Indebtedness of the Consolidated Parties, that is not Secured Debt, including all Indebtedness in respect of obligations under any capitalized leases, plus without duplication, the aggregate of such Indebtedness of each Non-Wholly-Owned Subsidiary multiplied by the proportional interest thereof owned by each such entity; it being understood that Unsecured Debt shall not include principal amounts available to be drawn (but not drawn) under outstanding commitments.

      "Unsecured Leverage Limit" means the sum of, without duplication:

                  (a) sixty-five percent (65%) of the Underlying Real Estate
            Value of all Real Property Assets owned by the Consolidated Parties, that are not subject to Liens;

                  (b) the lesser of (i) sixty-five percent (65%) of the
            Underlying Real Estate Value of Underlying Assets securing any First Mortgage Assets that are not subject to any Liens, and (ii) the Book Value of all First Mortgage Assets that are not subject to any Liens; and

                  (c) fifty percent (50%) of the Book Value of all Subordinated
            Assets that are not subject to any Liens.

      "Unused Commitment Fee" has the meaning set forth in Section 2.8(c).

      "Wholly Owned Subsidiary" means a Subsidiary of which one hundred percent (100%) of the outstanding shares of stock or other equity interests are owned, directly or indirectly, by a Borrower.

      Section 1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent (except for changes concurred in by

RAIT's independent public accountants) with the most recent audited consolidated financial statements of RAIT and its Consolidated Subsidiaries delivered to the Administrative Agent; provided that, if the Borrowers notify the Administrative Agent that the Borrowers wish to amend any covenant in Article V to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrowers that the Required Lenders wish to amend Article V for such purpose), then the applicable Person's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective until either such notice is withdrawn or such covenant is amended in a manner reasonably satisfactory to the Borrowers and the Required Lenders. All calculations with respect to the defined terms and the covenants in Article V shall be done without duplication.

      Section 1.3 Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Lenders to be made to the Borrowers pursuant to Article II on the same date, all of which Loans are of the same type (subject to Article VIII) and, except in the case of Alternate Base Rate Loans, have the same Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.1 in which all Lenders participate in proportion to their Commitments).

                                   ARTICLE II
                                 THE COMMITMENTS

      Section 2.1 Commitments to Lend.

            (a) Loans. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Committed Loans to the Borrowers or participate in Letters of Credit issued by the Fronting Lender on behalf of Borrowers pursuant to this Article from time to time during the term hereof in amounts such that the aggregate principal amount of Committed Loans by such Lender at any one time outstanding plus such Lender's pro rata share (based on the ratio of its Commitment to the aggregate of all Commitments) of Swing Loans outstanding and Letter of Credit Usage shall not exceed the amount of its Available Commitment. The aggregate amount of Committed Loans (including Swing Loans) together with the Letter of Credit Usage shall not exceed the lesser of
(i) the Facility Amount and (ii) the Total Available Commitments. The aggregate dollar amount of Letters of Credit Usage shall not at any time exceed Twenty-five Million Dollars ($25,000,000). Each Borrowing outstanding under this
Section 2.1 (other than a Borrowing in connection with a draw under a Letter of Credit or a Swing Loan) shall be in an aggregate principal amount of $5,000,000 (for Euro-Dollar Loans) or $1,000,000 (for Alternate Base Rate Loans), or in each case an integral multiple of $1,000,000 in excess thereof (except that any such Borrowing may be in the aggregate amount available in accordance with
Section 3.2(c)) and (except for Swing Loans) shall be made from the several Lenders ratably in proportion to their respective Commitments. Subject to the limitations set forth herein, any amounts repaid may be reborrowed.

            (b) Swing Loans. During the Term, the Swing Lender agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrowers pursuant to this Section 2.1(b) from time to time in amounts such that (i) the aggregate principal amount of

Swing Loans does not at any time exceed the Swing Loan Commitment, and (ii) the Loans, together with the Letter of Credit Usage, do not exceed the amount otherwise available pursuant to Section 2.1(a). Each Borrowing under this
Section 2.1(b) shall be in an aggregate principal amount of $1,000,000 or any larger multiple of $100,000 (except that any such Borrowing may be in the aggregate available amount of Swing Loans determined in accordance with the immediately preceding sentence). Except as is otherwise provided for herein, each Swing Loan made to the Borrowers by the Swing Lender shall be repaid by the Borrowers or converted as provided for in Section 2.1(c) not later than the third (3rd) Domestic Business Day following the date such Swing Loan is funded by the Swing Lender. Within the foregoing limits, the Borrowers may borrow under this Section 2.1(b), repay or, to the extent permitted by Section 2.11, prepay Swing Loans and reborrow at any time during the Term under this Section 2.1(b). The Borrower shall not be entitled to a Swing Line Advance unless all of the terms and conditions for an advance (other than the advance notice required by parts (x) or (y) of Section 2.2 hereof) including, but not limited to, those set forth in Section 3.2 hereof, have been satisfied.

            (c) Conversion of Swing Loans to Loans. The Swing Lender shall, on behalf of the Borrowers (which hereby irrevocably direct the Swing Lender to act on their behalf), on notice given by the Swing Lender no later than 1:00 P.M. (New York, New York time) on the second Domestic Business Day immediately following the funding of any Swing Loan, request each Lender to make, and each Lender hereby agrees to make, a Alternate Base Rate Loan, in an amount (with respect to each Lender, its "Swing Loan Refund Amount") equal to such Lender's ratable share of the aggregate Commitments with respect to the aggregate principal amount of the Swing Loans (the "Refunded Swing Loans") outstanding on the date of such notice, to repay the Swing Lender. Each Lender shall make such Alternate Base Rate Loan available to the Administrative Agent at its address specified in or pursuant to Section 9.1 in immediately available funds, not later than 1:00 P.M. (New York, New York time), on the Domestic Business Day immediately following the date of such notice. The Administrative Agent shall pay the proceeds of such Alternate Base Rate Loans to the Swing Lender which shall immediately apply such proceeds to repay Refunded Swing Loans. Effective on the day such Alternate Base Rate Loans are made, the portion of the Swing Loans so paid shall no longer be outstanding as Swing Loans, shall no longer be due as Swing Loans under the Notes held by the Swing Lender, and shall be due as Alternate Base Rate Loans under the respective Notes issued to the Lenders (including the Swing Lender) in accordance with their ratable share of the aggregate Commitments. The Borrowers authorize the Swing Lender to charge the Borrowers' accounts with the Administrative Agent (up to the amount available in each such account) in order to immediately pay the amount of such Refunded Swing Loans to the extent amounts received from the Lenders are not sufficient to repay in full such Refunded Swing Loans.

            (d) Purchase of Participations in Swing Loans. If, prior to the time Loans would have otherwise been made pursuant to Section 2.1(c), one of the events described in clause (f) or (g) of Section 6.1 with respect to any Borrower shall have occurred and be continuing, each Lender shall, on the date such Loans were to have been made pursuant to the notice referred to in Section 2.1(c) (the "Refunding Date"), purchase an undivided participating interest in the Swing Loans in an amount equal to such Lender's Swing Loan Refund Amount. On the Refunding Date, each Lender shall transfer to the Swing Lender, in immediately available funds, such Lender's Swing Loan Refund Amount, and upon receipt thereof the Swing Lender shall deliver to such Lender a Swing Loan participation certificate dated the date of the Swing Lender's receipt of such funds and in the Swing Loan Refund Amount of such Lender.

            (e) Payments on Participated Swing Loans. Whenever, at any time after the Swing Lender has received from any Lender such Lender's Swing Loan Refund Amount pursuant to Section 2.1(d), the Swing Lender receives any payment on account of the Swing Loans in which the Lenders have purchased participations pursuant to Section 2.1(d), the Swing Lender will promptly distribute to each such Lender its ratable share (determined on the basis of the Swing Loan Refund Amounts of all of the Lenders) of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Lender is required to be returned, such Lender will return to the Swing Lender any portion thereof previously distributed to it by the Swing Lender.

            (f) Obligations to Refund or Purchase Participations in Swing Loans Absolute. Each Lender's obligation to transfer the amount of a Loan to the Swing Lender as provided in Section 2.1(c) or to purchase a participating interest pursuant to Section 2.1(d) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender, the Borrowers or any other Person may have against the Swing Lender or any other Person, other than resulting from the Swing Lender's gross negligence or willful misconduct in connection with making any such Swing Loan, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction of the Commitments, (iii) any adverse change in the condition (financial or otherwise) of any Borrower or any other Person, (iv) any breach of this Agreement by any Borrower, any other Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

      Section 2.2 Notice of Committed Borrowing. The Borrowers shall give Administrative Agent notice not later than (A) 12:00 noon (New York, New York time) (x) one Domestic Business Day before each Alternate Base Rate Borrowing, or (y) three Euro-Dollar Business Days before each Euro-Dollar Borrowing or (B) 10:00 a.m. (New York, New York time) on the date of each Borrowing of a Swing Loan, specifying:

                  (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                  (ii) the aggregate amount of such Borrowing,

                  (iii) whether the Loans comprising such Borrowing are to be Alternate Base Rate Loans, Euro-Dollar Loans, or Swing Loans,

                  (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period,

                  (v) the Total Available Commitments,

                  (vi) the Outstanding Balance.

      Together with the notice to the Administrative Agent as specified immediately above, the Borrowers shall deliver to the Administrative Agent a completed, current certificate, identifying the Borrowing Base Assets against which the Borrowing is being requested, setting forth the calculation of Borrowing Base Availability, and providing other information concerning the

Borrowing Base and the Borrowers, in the form attached hereto as Exhibit D (a "Borrowing Base Certificate").

      The Borrowers shall give the Administrative Agent and the designated Fronting Lender, written notice that it desires to have Letters of Credit (a "Letter of Credit") issued hereunder no later than 10:00 A.M., New York, New York time, at least five (5) Domestic Business Days prior to the date of such issuance. Each such notice shall specify (i) the designated Fronting Lender (if other than KeyBank and, if not KeyBank, such other Fronting Lender shall be subject to the approval of the Administrative Agent), (ii) the aggregate amount of the requested Letters of Credit, (iii) the individual amount of each requested Letter of Credit and the number of Letters of Credit to be issued,
(iv) the date of such issuance (which shall be a Domestic Business Day), (v) the name and address of the beneficiary, (vi) the expiration date of the Letter of Credit (which in no event shall be in excess of twelve (12) months from the date of issuance or less than sixty (60) Domestic Business Days prior to the Maturity
Date), (vii) the purpose and circumstances for which such Letter of Credit is being issued, (viii) the terms upon which such Letter of Credit may be drawn down (which terms shall be approved by the Fronting Lender), (ix) the Total Available Commitments, (x) the Borrowing Base Asset against which the issuance of the Letter(s) of Credit is being requested and the Advance Rate of such Letter(s) of Credit with respect to such Borrowing Base Asset (taking into consideration the amount of all Borrowings and Letter of Credit Usage outstanding with respect to such Borrowing Base Asset), including a certification from the chief financial officer or chief accounting officer of RAIT setting forth in reasonable detail the manner by which the foregoing calculations have been made, and (xi) the Outstanding Balance. Together with the notice to the Administrative Agent as specified immediately above, the Borrowers shall deliver to the Administrative Agent a completed, current Borrowing Base Certificate stating that, after taking into account the issuance of any such Letter(s) of Credit, the Borrowers shall be in full compliance with all of the covenants contained in Section 5.8 of this Agreement and that the requirements with respect to the Advance Rates shall be met. Each such notice may be revoked telephonically by Borrowers to each of the applicable Fronting Lender and the Administrative Agent any time prior to the date of issuance of the Letter of Credit by the applicable Fronting Lender, provided such revocation is confirmed in writing by Borrowers to Fronting Lender and the Administrative Agent within one (1) Domestic Business Day by facsimile. No later than 10:00 A.M. New York, New York time on the date that is five (5) Domestic Business Days prior to the date of issuance, Borrowers shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit, which if presented by such beneficiary prior to the expiration date of the Letter of Credit would require Fronting Lender to make a payment under the Letter of Credit; provided that Fronting Lender may, in its reasonable judgment, require reasonable changes in any such documents and certificates only in conformity with changes in customary and commercially reasonable practice or law and provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the following Domestic Business Day that such draft is presented if such presentation is made later than 10:00 A.M. New York, New York time (except that if the beneficiary of any Letter of Credit requests at the time of the issuance of its Letter of Credit that payment be made on the same Domestic Business Day against a conforming draft, such beneficiary shall be entitled to such a same day draw, provided such draft is presented to the applicable Fronting Lender no later than 10:00 A.M. New York, New York time and provided further that, prior to the issuance of such Letter of Credit, Borrowers shall have requested to Fronting Lender and the Administrative Agent that such beneficiary shall be entitled to a same day draw). In determining whether to pay on such Letter of Credit, Fronting Lender shall be responsible only to determine that the documents and certificates required to be delivered under the Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

      Section 2.3 Notice to Lenders; Funding of Loans.

            (a) Upon receipt of a notice from Borrowers in accordance with
Section 2.2 hereof (each such notice being a "Notice of Committed Borrowing"), the Administrative Agent shall, on the date such Notice of Committed Borrowing is received by the Administrative Agent, notify each Lender of the contents thereof and of such Lender's share of such Borrowing, of the interest rate determined pursuant thereto and the Interest Period(s) (if different from those requested by the Borrowers) and (unless such Notice of Committed Borrowing is for the issuance of a Letter of Credit) such Notice of Committed Borrowing shall not thereafter be revocable by the Borrowers, except as is otherwise specifically provided for in this Agreement.

            (b) Not later than 1:00 p.m. (New York, New York time) on the date of each Borrowing (including, without limitation, each Swing Borrowing) as indicated in the Notice of Committed Borrowing, each Lender (or, in the case of a Swing Loan, the Swing Lender) shall (except with respect to Notices of Committed Borrowing for issuances of Letters of Credit) make available its share of such Borrowing in Federal funds immediately available in New York, New York, to the Administrative Agent at its address referred to in Section 9.1. If Borrowers have requested the issuance of a Letter of Credit, no later than 12:00 Noon (New York, New York time) on the date of such issuance as indicated in the Notice of Committed Borrowing, Fronting Lender shall issue such Letter of Credit in the amount so requested and deliver the same to Borrower, with a copy thereof to the Administrative Agent. Immediately upon the issuance of each Letter of Credit by Fronting Lender, such Fronting Lender shall be deemed to have sold and transferred to each other Lender, and each such other Lender shall be deemed to, and hereby agrees to, have irrevocably and unconditionally purchased and received from Fronting Lender, without recourse or warranty, an undivided interest and a participation in such Letter of Credit, any drawing thereunder, and the obligations of Borrowers hereunder with respect thereto, and any security therefor or guaranty pertaining thereto, in an amount equal to such Lender's ratable share thereof (based upon the ratio its Commitment bears to the aggregate of all Commitments). Upon any change in any of the Commitments in accordance herewith, there shall be an automatic adjustment to such participations to reflect such changed shares. The applicable Fronting Lender shall have the primary obligation to fund any and all draws made with respect to such Letter of Credit notwithstanding any failure of a participating Lender to fund its ratable share of any such draw. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will instruct the applicable Fronting Lender to make such Letter of Credit available to the Borrowers and such Fronting Lender shall make such Letter of Credit available to the Borrowers at the Borrowers' aforesaid address on the date of the issuance of such Letter of Credit. Without in any way implying a right of Fronting Lender not to issue a Letter of Credit as provided for herein, if a Fronting Lender shall fail to issue a Letter of Credit (notwithstanding that the applicable conditions specified in Article III have been satisfied), the Borrowers may designate a substitute Fronting Lender, provided that the notice periods set forth in
Section 2.2(b) above shall begin anew.

            (c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.3 and the Administrative Agent may, in reliance upon such assumption, but shall not be obligated to, make available to the Borrowers on such date a corresponding amount on behalf of such Lender. If and to the extent that such Lender shall not have so made such share available to the Administrative Agent, such Lender and, without prejudice with respect to its rights and remedies against such Lender, the Borrowers, severally agree to repay to the Administrative Agent, within one (1) Domestic Business Day following receipt of demand, such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent, at
(i) in the case of the Borrowers, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section
2.6 and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan included in such Borrowing for purposes of this Agreement. If at any time, any Lender shall fail to make available to the Administrative Agent such Lender's share of any such Borrowing, as provided for in this Section 2.3(c), the Borrowers shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent to either
(x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Lender for an amount equal to such Lender's outstanding Loans, and to become a Lender hereunder, which offer such Lender is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Lender, together with interest and all other amounts due thereon, upon which event, such Lender's Commitment shall be deemed to be cancelled pursuant to Section 2.11(c) and the Facility Amount shall be reduced by a corresponding amount.

      Section 2.4 Notes.

            (a) The Loans of each Lender shall be evidenced by a single Note payable to the order of such Lender for the account of its Applicable Lending Office.

            (b) Each Lender may, by notice to the Borrowers and the Administrative Agent, request that its Loans be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Any additional costs incurred by the Administrative Agent, the Borrowers or the Lenders in connection with preparing such a Note shall be at the sole cost and expense of the Lender requesting such Note. In the event any Loans evidenced by such a Note are paid in full prior to the Maturity Date, any such Lender shall return such Note to the Borrowers. Each such Note shall be in substantially the form of Exhibit A-1 hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type, or Exhibit A-2 with respect to the Swing Lender. Each reference in this Agreement to the "Note" of such Lender shall be deemed to refer to and include any or all of such Notes, as the context may require.

            (c) Upon receipt of each Lender's Note pursuant to Section 3.1(a), the Administrative Agent shall forward such Note to such Lender. Each Lender shall record in its records the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrowers with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of its Note, endorse on the appropriate schedule appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers hereunder or under the Notes. Each Lender is hereby irrevocably authorized by the Borrowers so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

            (d) The Loans shall mature, and the remaining principal amount thereof shall be due and payable by the Borrowers, on the Maturity Date.

            (e) There shall be no more than eight (8) Interest Periods applicable to the Euro-Dollar Loans outstanding at any one time. Notwithstanding the foregoing, subject to the approval of the Administrative Agent, in the event the Borrowers wish to combine one or more Euro-Dollar Loans into a single Interest Period, the Borrowers may from time to time be entitled to select an Interest Period of less than one month, with interest at a rate per annum equal to the sum of (i) the Adjusted London Interbank Offered Rate on the date of determination for an Interest Period of one (1) month plus (ii) the Applicable Margin for Euro-Dollar Loans on such date of determination.

      Section 2.5 Letters of Credit.

            (a) Subject to the terms contained in this Agreement and the other Loan Documents, upon the receipt of a Notice of Committed Borrowing requesting the issuance of a Letter of Credit, Fronting Lender shall issue a Letter of Credit or Letters of Credit in such form as is reasonably acceptable to Borrowers, in an aggregate amount equal to the amount requested, provided that after the issuance of such Letters of Credit, (i) the aggregate amount of issued and outstanding Letters of Credit shall not exceed Twenty-Five Million Dollars ($25,000,000), and (ii) the Letter of Credit Usage, when added to the aggregate principal amount of the Loans outstanding, shall not exceed the lesser of (y) the Total Available Commitments, and (z) the Facility Amount. Fronting Lender shall promptly notify Administrative Agent and each Lender of the issuance of any such Letter of Credit, together with the amount thereof, simultaneously therewith.

            (b) Each Letter of Credit shall be issued in the minimum aggregate amount of One Million Dollars ($1,000,000) or any amount in excess thereof.

            (c) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereunder, Fronting Lender shall promptly notify Borrowers and the Administrative Agent (and the Administrative Agent shall promptly notify each Lender thereof) on or before the date on which Fronting Lender intends to honor such drawing, and, except as provided in this subsection
(c), Borrowers shall reimburse Fronting Lender, in immediately available funds, on the same day on which such drawing is honored in an amount equal to the amount of such drawing. Notwithstanding anything contained herein to the contrary, however, unless Borrowers shall have notified the Administrative Agent and Fronting Lender prior to 10:00 a.m. (New York, New York time) on the date of such drawing (provided that the same shall be a Domestic Business Day) that Borrowers intend to reimburse Fronting Lender for the amount of such drawing with funds other than the proceeds of the Loans, Borrowers shall be deemed to have timely given a Notice of Committed Borrowing pursuant to Section 2.2 to the Administrative Agent, requesting a Borrowing of Alternate Base Rate Loans on the date on which such drawing is honored and in an amount equal to the amount of such drawing. Each Lender shall, in accordance with Section 2.3(b), make available its share of such Borrowing to the Administrative Agent, the proceeds of which shall be applied directly by the Administrative Agent to reimburse Fronting Lender for the amount of such draw. In the event that any Lender fails to make available to Fronting Lender the amount of such Lender's participation on the date of a drawing, Fronting Lender shall be entitled to recover such amount on demand from such Lender together with interest at the Federal Funds Rate commencing on the date of drawing.

            (d) If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, or participations in any letter of credit, upon any Lender (including Fronting Lender) or (b) impose on any Lender any other condition regarding this Agreement or such Lender (including Fronting Lender) as it pertains to the Letters of Credit or any participation therein and the result of any event referred to in the preceding clause (a) or (b) shall be to increase the cost to the Fronting Lender or any Lender of issuing or maintaining any Letter of Credit or participating therein then the Borrowers shall pay to the Fronting Lender or such Lender, upon written demand therefor to the Borrowers from the Administrative Agent (provided such demand is received by the Borrowers within one hundred twenty (120) days following the date on which such increased cost becomes effective as against the Fronting Lender or such Lender), such additional amounts as shall be required to compensate the Fronting Lender or such Lender for such increased costs or reduction in amounts received or receivable hereunder together with interest thereon at the Federal Funds Rate plus the Applicable Margin on Alternate Base Rate Loans at such time. The amount specified in the written demand shall be conclusive in the absence of demonstrable error.

            (e) Borrower hereby agrees to protect, indemnify, pay and save Fronting Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable, actual attorneys' fees and disbursements) which Fronting Lender may incur or be subject to as a result of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of Fronting Lender or
(ii) the failure of Fronting Lender to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (collectively, "Governmental Acts"). As between Borrowers or any Fronting Lender, Borrowers assume all risks of the acts and omissions of, or misuses of the Letters of Credit issued by Fronting Lender by, the beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Fronting Lender shall not be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of such Letters of Credit, even if it should in fact prove to be in any and all respects invalid, insufficient, inaccurate, fraudulent or forged unless the Fronting Lender's payment of under such Letter of Credit constitutes gross negligence or willful misconduct; (ii) for the validity or insufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit unless the Fronting Lender's acquiescence to such noncompliance constitutes gross negligence or willful misconduct; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any message, by mail, cable, telegraph, telex, facsimile transmission, or otherwise; (v) for errors in interpretation of any technical terms; (vi) for any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of such Letter of Credit; and (viii) for any consequence arising from causes beyond the control of Fronting Lender including any Government Acts. None of the above shall affect, impair or prevent the vesting of Fronting Lender's rights and powers hereunder. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Fronting Lender under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put Fronting Lender under any resulting liability to Borrowers.

            (f) If Fronting Lender or the Administrative Agent is required at any time, pursuant to any bankruptcy, insolvency, liquidation or reorganization law or otherwise, to return to any Borrower any reimbursement by any Borrower of any drawing under any Letter of Credit, each Lender shall pay to Fronting Lender or the Administrative Agent, as the case may be, its share of such payment, but without interest thereon unless Fronting Lender or the Administrative Agent is required to pay interest on such amounts to the person recovering such payment, in which case with interest thereon, computed at the same rate, and on the same basis, as the interest that Fronting Lender or the Administrative Agent is required to pay.

      Section 2.6 Method of Electing Interest Rates.

            (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrowers in the applicable Notice of Committed Borrowing. Thereafter, the Borrowers may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII and except for any Swing Loans), as follows:

                  (i) if such Loans are Alternate Base Rate Loans, the Borrowers may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; or

                  (ii) if such Loans are Euro-Dollar Loans, the Borrowers may elect to convert such Loans to Alternate Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans, or on such other date designated by Borrowers in the Notice of Interest Rate Election, provided Borrowers shall pay any losses pursuant to Section 2.13.

Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Administrative Agent at least three (3) Euro-Dollar Business Days before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group, (ii) the portion to which such Notice of Interest Rate Election applies, and the remaining portion to which it does not apply, are each $500,000 or any larger multiple of $100,000, (iii) there shall be no more than eight (8) Interest Periods applicable to the Euro-Dollar Loans outstanding at any one time, (iv) no Loan may be continued as, or converted into, a Euro-Dollar Loan when any Event of Default has occurred and is continuing, and (v) no Interest Period shall extend beyond the Maturity Date.

      (b) Each Notice of Interest Rate Election shall specify:

                  (i) the Group of Loans (or portion thereof) to which such notice applies;

                  (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

                  (iii) if the Loans comprising such Group of Loans are to be converted, the new type of Loans and, if such new Loans are Euro-Dollar Loans, the duration of the initial Interest Period applicable thereto; and

                  (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

      Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

            (c) Upon receipt of a Notice of Interest Rate Election from the Borrowers pursuant to subsection (a) above, the Administrative Agent shall notify each Lender the same day as it receives such Notice of Interest Rate Election of the contents thereof, the interest rates determined pursuant thereto and the Interest Periods (if different from those requested by the Borrowers) and such Notice of Interest Rate Election shall not thereafter be revocable by the Borrowers. If the Borrowers fail to deliver a timely Notice of Interest Rate Election to the Administrative Agent for any Group of Euro-Dollar Loans, such Loans shall be converted into a Euro-Dollar Loan with an Interest Period applicable thereto of one (1) month.

      Section 2.7 Interest Rates.

            (a) Each Alternate Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until the date it is repaid or converted into a Euro-Dollar Loan pursuant to Section 2.6 or at the Maturity Date, at a rate per annum equal to the Alternate Base Rate for Alternate Base Rate Loans for such day. Such interest shall be payable for each Interest Period on each Interest Payment Date.

            (b) Each Swing Loan shall bear interest on the outstanding principal amount thereof at the rate applicable to Alternate Base Rate Loans.

            (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for Euro-Dollar Loans for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on each Interest Payment Date.

      The "Adjusted London Interbank Offered Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the product arrived at by multiplying the London Interbank Offered Rate applicable to such Interest Period by a fraction (expressed as a decimal), the numerator of which shall be the number one and the denominator of which shall be the number one minus the aggregate reserve percentages (expressed as a decimal) from time to time established by the Board of Governors of the Federal Reserve System of the United States and any other banking authority to which the Administrative Agent is now or hereafter subject, including, but not limited to, any reserve on Eurocurrency Liabilities as defined in Regulation D of the Board of Governors of the Federal Reserve System of the United States at the ratios provided in such Regulation from time to time, it being agreed that each Euro-Dollar Loan shall be deemed to constitute Eurocurrency Liabilities, as defined by such Regulation, and it being further agreed that such Eurocurrency Liabilities shall be deemed to be subject to such reserve requirements without benefit of or credit for prorations, exceptions or offsets that may be available to the Administrative Agent from time to time under such Regulation and irrespective of whether the Administrative Agent actually maintains all or any portion of such reserve.

      The "London Interbank Offered Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate for U.S. dollar deposits with maturities comparable to such Interest Period as shown in Dow Jones Markets (formerly Telerate) (Page 3750) as of 11:00 a.m., London time, two (2) Euro-Dollar Business Days prior to the commencement of such Interest Period; provided, however, that if such rate does not appear on Telerate Page 3750, the "London Interbank Offered Rate" applicable to a particular Interest Period shall mean a rate per annum equal to the rate at which U.S. dollar deposits in an amount approximately equal to the applicable Euro-Dollar Loan(s), and with maturities comparable to the last day of the Interest Period with respect to which such London Interbank Offered Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of the Administrative Agent by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Euro-Dollar Business Days prior to the commencement of the Interest Period to which such London Interbank Offered Rate is applicable.

      "Telerate Page 3750" means the display designated as "Page 3750" on the Bridge Telerate Capital Markets Report (or such other page as may replace Page 3750 on the Bridge Telerate Capital Markets Report or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association interest settlement rates for U.S. Dollar deposits). Any London Interbank Offered Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be subject to corrections, if any, made in such rate and displayed by the Bridge Telerate Capital Markets Report within one hour of the time when such rate is first displayed by such Service.

            (d) In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal amount of the Loans, and, to the extent permitted by applicable law, overdue interest in respect of all Loans shall bear interest at the annual rate equal to the sum of three percent (3%) plus the rate applicable to Alternate Base Rate Loans (the "Default Rate"). Any amounts due and unpaid hereunder shall be payable upon demand therefor.

            (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of demonstrable error. The Administrative Agent shall send an invoice to the Borrowers setting forth the interest due at least five (5) Domestic Business Days prior to any Interest Payment Date, provided that failure to do so shall not affect the Borrowers' obligations hereunder to pay interest. It is understood that the Borrowers shall not be in Default under Section 6.1(a) as to interest for so long as it shall pay in accordance with the provisions hereof any amounts indicated on any such invoices or revised invoices.

      Section 2.8 Fees.

            (a) Fees. The Borrowers shall pay to the Administrative Agent (when and as due for the benefit of KeyBank or KeyBanc Capital Markets, as applicable) the Fees as provided for in the Fee Letter.

            (b) Letter of Credit Fee. During the Term, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders in proportion to their interests in respective undrawn issued Letters of Credit, a fee (the "Letter of Credit Fee") in an amount equal to the rate per annum of the Applicable Margin for Euro-Dollar Loans on the daily average of the amount undrawn and available under issued Letters of Credit, which fee shall be payable, in arrears, on the first Domestic Business Day of each January, April, July and October and on the Maturity Date, provided, that, from the occurrence and during the continuance of an Event of Default, the Letter of Credit Fee shall be increased to such Applicable Margin plus three percent (3%) per annum on the daily average amount of such issued and undrawn Letters of Credit.

            (c) Unused Commitment Fee. During the Term, the Borrowers shall pay Administrative Agent for the account of the Lenders, ratably in proportion to their respective Commitments and with respect to that period of time during any applicable Commitment Fee Quarterly Period for which any such Lender or Lenders had its respective Commitment or Commitments outstanding to the effect that the Unused Commitment Fee shall be duly prorated, an annual commitment fee (the "Unused Commitment Fee") in quarterly amounts equal to the product of (i) the average daily difference during the three (3) month period immediately preceding the due date of the Unused Commitment Fee installment (each such three month period being the "Commitment Fee Quarterly Period") between (A) the aggregate amount of the Commitments in effect from time to time, as such may be increased or decreased from time to time pursuant to the terms of this Agreement, and (B) the Outstanding Balance, multiplied by (ii) twenty-five basis points (.25%) (fifteen basis points (.15%) if the resulting amount of (A) less (B) is less than or equal to fifty percent (50%) of the Facility Amount) per annum (in each case based upon a 360 day year) and (iii) the actual number of days in such three (3) month period. For purposes of calculating the Unused Commitment Fee hereunder, all Letters of Credit outstanding during the applicable Commitment Fee Quarterly Period under this Agreement shall be deemed to be drawn. The Unused Commitment Fee shall be payable quarterly, in arrears, on the first Domestic Business Day of each January, April, July, and October during the Term and on the Maturity Date. Notwithstanding the foregoing, (i) the installment of the Unused Commitment Fee payable on January 1, 2006 shall be prorated for the period commencing on the Closing Date and ending on December 31, 2005, and (ii) the installment of the Unused Commitment Fee payable on the Maturity Date shall be prorated for the period commencing on the payment date of the last quarterly installment of the Unused Commitment Fee and ending on the Maturity Date.

            (d) Extension Fee. The Borrowers shall pay to the Administrative Agent for the account of the Lenders ratably in proportion to their Commitments the Extension Fee (provided, with respect to any Lender's share of such fee, such Lender has honored its Commitment in accordance herewith) at the time, if applicable, specified in Section 2.9(b).

            (e) Fronting Fee. In addition to the Letter of Credit Fee payable pursuant to clause (b) above and in addition to all other fees payable pursuant to the terms of this Agreement, the Borrowers promise, with respect to each Letter of Credit, to pay to the Fronting Lender (i) a letter of credit fronting fee (payable upon issuance or extension of each Letter of Credit) equal to the greater of (A) of one-eighth of one percent (0.125%) on the maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit), and (B) $500, and (ii) the customary charges from time to time of the Fronting Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit. Such fees shall be due and payable on demand, shall be fully earned when paid and shall not be refundable for any reason whatsoever. For purposes of this Section 2.8(e), each renewal of any Letter of Credit, including an auto-renewal of any Letter of Credit, shall be considered an issuance of a new Letter of Credit.

            (f) Fees Non-Refundable. All Fees set forth in this Section 2.8 and in the Fee Letter shall be deemed to have been earned on the date payment is due in accordance with the provisions hereof and thereof and shall be non-refundable. The obligation of the Borrowers to pay such Fees in accordance with the provisions hereof shall be binding upon the Borrowers and shall inure to the benefit of the Administrative Agent and the Lenders regardless of whether any Loans are actually made.

      Section 2.9 Maturity Date.

            (a) The term (the "Term") of the Commitments and the Swing Line Commitments shall terminate and expire on the Maturity Date. Upon the date of the termination of the Term, any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

            (b) The Borrowers shall have one option (the "Extension Option") to extend the Maturity Date for a period of one (1) year (the "Extension Period"). Subject to the conditions set forth below, the Borrowers may exercise the Extension Option by delivering a written notice to the Administrative Agent not more than ninety (90) days or less than sixty (60) days prior to the Maturity Date (a "Notice to Extend"), stating that the Borrowers have elected to extend the Maturity Date for one (1) year. The Borrowers delivery of the Notice to Extend shall be irrevocable. The Borrowers' right to exercise the Extension Option shall be subject to the following terms and conditions: (i) no Default or Event of Default shall have occurred and be continuing either on the date the Borrowers deliver the Notice to Extend to the Administrative Agent or on the date that this Agreement would otherwise have terminated, (ii) the Borrowers shall have paid the Extension Fee simultaneously with delivery of the Notice to Extend, (iii) the Borrowers shall be in compliance with the provisions of
Section 5.8 hereof, and (iv) delivery by the Borrowers to the Administrative Agent not less than ten (10) Domestic Business Days prior to the date on which the Extension Period is to commence of a fully completed Continuing Compliance Certificate of the chief financial officer or the chief accounting officer of the Borrowers, in the form required pursuant to Section 5.1(c) and containing, among other things, a certification that no Default or Event of Default shall have occurred and be continuing. In the event that all of the terms and conditions to the Borrowers' right to exercise the Extension Option are met (including, without limitation, the timely delivery of the Notice to Extend), the Maturity Date shall be extended to the final day of the Extension Period.

      Section 2.10 Mandatory Prepayment.

            (a) If at any time during the Term, the Outstanding Balance at such time exceeds the amount of the Total Available Commitments (with the amount of any such excess being referred to herein as the "Borrowing Base Deficit"), then the Borrowers shall (provided no Event of Default then exists, in which event this section shall be subject to the terms and provisions of Section 6.2) either
(i) immediately deliver to the Administrative Agent an Approval Request proposing one or more additional assets for inclusion in the Borrowing Base Assets Pool (subject to the approval of the Administrative Agent and Required Lenders pursuant to Section 5.19), which, if accepted as Borrowing Base Assets, would eliminate the Borrowing Base Deficit, or (ii) within two (2) Domestic Business Days following the occurrence of such event, pay to the Administrative Agent in cash, for the account of the Lenders, an amount equal to the Borrowing Base Deficit, or (iii) undertake a combination of the alternatives permitted by the foregoing clauses (i) and (ii), such that such combination would eliminate the Borrowing Base Deficit. In the event that any asset proposed as a Borrowing Base Asset in any Approval

Request submitted by the Borrowers pursuant to the foregoing sentence is not approved in accordance with Section 5.19, the Borrowers shall immediately pay, within two (2) Domestic Business Days following the date on which such Approval Request is denied (or deemed denied), in cash, the amount such that, upon such payment, no Borrowing Base Deficit will exist.

            (b) The Borrowers shall not sell, or voluntarily permit the full or partial redemption, prepayment or refinancing of a Borrowing Base Asset unless, after giving effect to such transaction, either (i) Borrowers shall remain in compliance with the provisions hereof, including without limitation, the Outstanding Balance will not exceed the Total Available Commitments, or (ii) Borrowers shall, on or before such sale, prepay the Loans in an amount at least equal to the amount required such that the Outstanding Balance will not exceed the Total Available Commitments.

      Section 2.11 Optional Prepayments.

            (a) The Borrowers may, upon at least one (1) Domestic Business Day's notice to the Administrative Agent, prepay any Alternate Base Rate Borrowing or Swing Loan Borrowing in whole at any time, or from time to time in part in amounts aggregating One Million Dollars ($1,000,000) or any larger multiple of One Hundred Thousand Dollars ($100,000), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Lenders included in such Borrowing.

            (b) The Borrowers may, upon at least three (3) Euro-Dollar Business Days' notice to the Administrative Agent, prepay any Euro-Dollar Loan as of the last day of the Interest Period applicable thereto. Except as provided in
Article VIII, the Borrowers may not prepay all or any portion of the principal amount of any Euro-Dollar Loan prior to the end of the Interest Period applicable thereto unless the Borrowers shall also pay any applicable expenses pursuant to Section 2.13. The Administrative Agent shall notify the Borrowers of any amounts due pursuant to Section 2.13 in connection with such prepayment within one (1) Euro-Dollar Business Days after receipt of such notice of prepayment from the Borrowers (but subject to the right to submit subsequently a corrected statement). Each such optional prepayment shall be in the amounts set forth in Section 2.11(a) above and shall be applied to prepay ratably the Loans of the Lenders included.

            (c) The Borrowers may at any time and from time to time cancel all or any part of the Commitments or Swing Line Commitments, in a minimum amount of Ten Million Dollars ($10,000,000) or any larger multiple of One Million Dollars ($1,000,000), by the delivery to the Administrative Agent of a notice of cancellation within the applicable time periods set forth in Sections 2.12(a) and (b) if there are Loans then outstanding or, if there are no Loans outstanding at such time as to which the Commitments with respect thereto are being cancelled, upon at least one (1) Domestic Business Day's notice to the Administrative Agent and the Swing Lender, if applicable, whereupon, in either event, all or such portion of the Commitments, as applicable, shall terminate as to the Lenders, pro rata on the date set forth in such notice of cancellation (or, in the case of the Swing Line Commitment, all or such portion of the Swing Line Commitment shall terminate as to the Swing Line Lender on the date set forth in the such notice of cancellation), and, if there are any Loans or Swing Loans then outstanding, Borrowers shall prepay, as applicable, all or such portion of Loans outstanding on such date in accordance with the requirements of
Section 2.11(a) and (b). The Commitments may not be reduced to an amount less than $100,000,000 except in the event of the termination of the

Commitments in full. Borrowers shall be permitted to designate in its notice of cancellation which Loans, if any, are to be prepaid. In no event shall Borrowers be permitted to cancel Commitments for which a Letter of Credit has been issued and is outstanding unless Borrowers return such Letter of Credit, undrawn, to the applicable Fronting Lender. The Facility Amount shall be reduced by the dollar amount of any reduction of the Commitments pursuant to this Section 2.11(c).

            (d) The Borrowers may at any time return any undrawn Letters of Credit to the Fronting Lender in whole, but not in part, and the Fronting Lender shall promptly cancel such returned Letters of Credit and give the Borrowers, the Administrative Agent and each of the Lenders notice of such cancellation.

            (e) Upon receipt of a notice of prepayment or cancellation or a return of an undrawn Letter of Credit pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender's ratable share (if any) of such prepayment or cancellation and such notice shall not thereafter be revocable by the Borrowers.

            (f) Any amounts so prepaid pursuant to Section 2.11(a) or (b) may be reborrowed. In the event Borrowers elect to cancel all or any portion of the Commitments pursuant to Section 2.11(c) hereof, such amounts may not be reborrowed.

      Section 2.12 General Provisions as to Payments.

            (a) The Borrowers shall make each payment of interest on the Loans and of Fees hereunder, not later than 12:00 noon (New York, New York time) on the date when due, in Federal or other funds immediately available in New York, New York, to the Administrative Agent at its address referred to in Section 9.1. Such payments and all other payments made on account of the Loan Documents to the Administrative Agent (provided such payments are made in accordance with terms hereof) shall be deemed to have been properly made. The Administrative Agent will promptly distribute to each Lender its ratable share of each such payment received by the Administrative Agent for the account of the Lenders. Whenever any payment of principal of, or interest on the Alternate Base Rate Loans or of Fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

            (b) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Lenders hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrowers shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

      Section 2.13 Funding Losses. If (i) the Borrowers make any payment of principal with respect to any Euro-Dollar Loan (pursuant to Article II, VI, VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto (subject to Section 2.12(a) hereof), or (ii) the Borrowers fail to borrow any Euro-Dollar Loans after notice has been given to any Lender in accordance with Section 2.3(a), or (iii) Borrowers shall deliver a Notice of Interest Rate Election specifying that a Euro-Dollar Loan shall be converted on a date other than the last day of the then current Interest Period applicable thereto, the Borrowers shall reimburse each Lender within three (3) Domestic Business Days after Borrowers' receipt from the Administrative Agent of a certification of such Lender of such loss or expense (which shall be delivered by each such Lender to Administrative Agent for delivery to Borrowers not later than ten (10) Domestic Business Days after such Lender incurred such loss or expense) for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to Administrative Agent and Administrative Agent shall have delivered to the Borrowers a certification as to the amount of such loss or expense, which certification shall set forth the basis for such loss or expense and shall be conclusive in the absence of demonstrable error. Failure or delay on the part of any Lender to demand compensation within the time periods set forth in this Section shall constitute a waiver of such right to demand compensation.

      Section 2.14 Computation of Interest and Fees. All interest and Fees payable under the Loan Documents shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

      Section 2.15 Use of Proceeds. The Borrowers shall use the proceeds of the Loans made hereunder and shall use the Letters of Credit issued hereunder only for (i) the acquisition, financing or refinancing of direct or indirect interests in real estate, (ii) the repayment of debt, and (iii) other general corporate, partnership or limited liability company purposes (exclusive of the purchase of Margin Stock) (the "Approved Uses").

      Section 2.16 Letter of Credit Usage Absolute. The reimbursement obligations of the Borrowers under this Agreement in respect of any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and such other agreement or instrument under all circumstances, including, without limitation, to the extent permitted by law, the following circumstances:

            (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Letter of Credit Documents") or any Loan Document;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrowers in respect of the Letters of Credit or any other amendment or waiver of or any consent by the Borrowers to departure from all or any of the Letter of Credit Documents or any Loan Document, provided that no Fronting Lender shall consent to any such change or amendment unless previously consented to in writing by the Borrowers;

            (c) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the obligations of the Borrowers in respect of the Letters of Credit;

            (d) the existence of any claim, set-off, defense or other right that the Borrowers may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Administrative Agent or any Lender (other than a defense based on the gross negligence or willful misconduct of the Administrative Agent, Fronting Lender or such Lender) or any other Person, whether in connection with the Loan Documents, the transactions contemplated hereby or by the Letters of Credit Documents or any unrelated transaction;

            (e) any draft or any other document presented under or in connection with any Letter of Credit or other Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; provided that payment by the Fronting Lender under such Letter of Credit against presentation of such draft or document shall not have constituted gross negligence or willful misconduct of the Fronting Lender;

            (f) payment by the Fronting Lender against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit; provided that such payment shall not have constituted gross negligence or willful misconduct of the Fronting Lender; and

            (g) any other circumstance or happening whatsoever other than the payment in full of all obligations hereunder in respect of any Letter of Credit or any agreement or instrument relating to any Letter of Credit, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrowers; provided that such other circumstance or happening shall not have been the result of gross negligence or willful misconduct of the Fronting Lender or any issuing Lender.

      Section 2.17 Joint and Several Obligations; Limitation on Liability.

            (a) The Obligations constitute the joint and several obligations of each Borrower hereunder. Each Borrower hereby assumes, guarantees and agrees to discharge all Obligations of each other Borrower hereunder. Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Borrower hereunder and under the other Loan Documents shall in no event exceed the amount for which such Borrower can be liable under applicable federal and state laws relating to the insolvency of debtors.

            (b) Notwithstanding any payment or payments made by any Borrower (the "paying Borrower") hereunder or any set-off or application of funds of the paying Borrower by any Lender, the paying Borrower shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the other Borrower or any collateral security or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall the paying Borrower seek or be entitled to seek any contribution or reimbursement from the other Borrower in respect of payments made by the paying Borrower hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrowers on account of the Obligations are paid in full. If any amount shall be paid to the paying Borrower on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the paying Borrower in trust for the Administrative Agent and the

Lenders, segregated from other funds of the paying Borrower, and shall, forthwith upon receipt by the paying Borrower, be turned over to the Administrative Agent in the exact form received by the paying Borrower (duly indorsed by the paying Borrower to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

            (c) Each Borrower shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Borrower and without notice to or further assent by such Borrower, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither of the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or any property subject thereto. When making any demand hereunder against any Borrower, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the other Borrower or any guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from such other Borrower or any guarantor or any release of such other Borrower or guarantor shall not relieve the Borrower in respect of which a demand or collection is not made or the Borrower not so released of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any Borrower. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

            (d) Each Borrower waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon such Borrower or acceptance of the obligations of such Borrower under this Agreement, and the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the obligations of each Borrower under this Agreement; and all dealings between the Borrowers, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the obligations of all of the Borrowers. Except as is otherwise specifically provided for in this Agreement or in the other Loan Documents, each of the Borrowers waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the other Borrower or such Borrower with respect to the Obligations. Each Borrower understands and agrees that it shall continue to be jointly and severally liable under this Agreement and the other Loan Documents without regard to (a) the validity, regularity or enforceability of this Agreement, any Note or any other Loan Document, any of the Obligations or any other collateral security therefor or guarantee or, except as is otherwise specifically provided for in this Agreement or the other Loan Documents, right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender,
(b) any
defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the other Borrower against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of such Borrower or the other Borrower) which constitutes, or might be construed to constitute, an equitable or legal discharge of the other Borrower for the Obligations, or of such Borrower under this Agreement, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against any Borrower, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the other Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the other Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the other Borrower or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve such Borrower of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against such Borrower.

      Section 2.18 Increase in Facility Amount.

            (a) Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may request an increase in the Facility Amount by an aggregate amount not exceeding $80,000,000; provided that any such request for an increase shall be in a minimum amount of $10,000,000. At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond as to whether such Lender agrees to increase the amount of its Commitment in accordance with Section 2.18(b).

            (b) Lender Elections to Increase. Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, by what amount (which need not be its pro rata share thereof). Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.

            (c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Borrowers and each Lender of the Lenders' responses to each request made hereunder. To achieve the full amount of a requested increase in the Facility Amount and subject to the approval of the Administrative Agent and the Fronting Bank (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Eligible Assignees to become Lenders pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

            (d) Effective Date and Allocations. If the aggregate Commitments (including due to new Commitments by additional Lenders) are increased in accordance with this Section 2.18, the Administrative Agent and the Borrowers shall determine the effective date (the "Increase Effective Date") and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrowers and the Lenders (including any additional Lenders) of the final allocation of such increase and the Increase Effective Date.

            (e) Conditions to Effectiveness of Increase. Any increase in the Facility Amount pursuant to this Section 2.18 shall be subject to the following conditions:

                  (i) The Borrowers shall have paid to (A) the Administrative Agent, such fees as shall be due to Administrative Agent at such time under the Fee Letter, and (B) to each Lender, such fees, if any, as shall have been agreed upon by the Borrower and the Administrative Agent.

                  (ii) As of the Increase Effective Date, no Default or Event of Default then exists or would result from such increase in the Facility Amount (including on a pro forma basis relative to financial covenant compliance).

                  (iii) The Borrowers shall have delivered to the Administrative Agent a certificate dated as of the Increase Effective Date (in sufficient copies for each Lender) (A) certifying and attaching the resolutions adopted by the Borrowers approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, (1) the representations and warranties of the Borrowers in this Agreement and in each other Loan Document are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case, to the knowledge of the Borrowers, they are true and correct as of such earlier date, and except to the extent of changes resulting from transactions contemplated and permitted by this Agreement and changes occurring in the ordinary course of business (in each case to the extent not constituting a Default or Event of Default), (2) no Default or Event of Default exists or would result from such increase in the Facility Amount (including on a pro forma basis relative to financial covenant compliance), and (3) the incurrence of Indebtedness in an aggregate principal amount equal to the full Facility Amount after giving effect to all Commitment increases and new Commitments would not result in a breach of, or a default under, any agreement to which any Borrower is a party.

                  (iv) The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 2.13) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Commitment allocations arising from any nonratable increase in the Commitments under this Section 2.18. Notwithstanding any provisions of this Agreement to the contrary, the Borrowers may borrow from the Lenders providing such increase in the Commitments (on a non pro rata basis with Lenders not providing such increase) in order to fund such prepayment.

                  (v) The Borrowers will execute and deliver to each applicable Lender a new Note in the appropriate stated amount, and will execute and deliver or otherwise provide to the Administrative Agent and the Lenders such other documents and instruments as the Administrative Agent or Lenders reasonably may require.

            (f) The provisions of this Section 2.18 shall not constitute a "commitment" to lend, and the Commitments of the Lenders shall not be increased until satisfaction of the provisions of this Section 2.18 and actual increase of the Commitments as provided herein.

      Section 2.19 Revolving Facility. Except as otherwise specifically provided for herein, the Facility is a revolving credit facility and, accordingly, subject to the terms, provisions and conditions set forth in this Agreement, amounts borrowed and repaid may be reborrowed.

      Section 2.20 Delinquent Lenders.

            (a) If for any reason any Lender shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to the Administrative Agent its pro rata share of any Loans, expenses or setoff (a "Delinquent Lender") and such failure is not cured within two (2) Domestic Business Days of receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the Administrative Agent, the other Lenders, or the Borrowers at law or in equity, and not in limitation thereof, (i) such Delinquent Lender's right to participate in the administration of, or decision-making rights related to, the Loans, this Loan Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, interest, fees or otherwise, to the non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Loans until, as a result of application of such assigned payments the Lenders' respective pro rata shares of all outstanding Loans shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. The Delinquent Lender's decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its pro rata share of any Loans or expenses as to which it is delinquent, together with interest thereon at the Default Rate from the date when originally due until the date upon which any such amounts are actually paid.

            (b) The non-delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to acquire for no cash consideration, (pro rata, based on the respective Commitments of those Lenders electing to exercise such right) the Delinquent Lender's Commitment to fund future Loans (the "Future Commitment"). Upon any such purchase of the pro rata share of any Delinquent Lender's Future Commitment, the Delinquent Lender's share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance. Each Delinquent Lender shall indemnify the Administrative Agent and each non-delinquent Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys' fees and funds advanced by the Administrative Agent or by any non-delinquent Lender, on account of a Delinquent Lender's failure to timely fund its pro rata share of a Loan or to otherwise perform its obligations under the Loan Documents.

                                  ARTICLE III

                                   CONDITIONS

      Section 3.1 Closing. The closing hereunder shall occur on the date (the "Closing Date") when each of the following conditions is satisfied (or waived by the Administrative Agent and the Lenders), each document to be dated the Closing Date unless otherwise indicated:

            (a) the Borrowers shall have executed and delivered to the Administrative Agent a Note for the account of each Lender dated on or before the Closing Date complying with the provisions of Section 2.4;

            (b) the Borrowers, the Administrative Agent and each of the Lenders shall have executed and delivered to the Borrowers and the Administrative Agent a duly executed original of this Agreement;

            (c) [reserved];

            (d) the Administrative Agent shall have received an opinion of Ledgewood, counsel for the Borrowers, with respect to the Borrowers' due authorization, execution and delivery of the Loan Documents, the enforceability of the Loan Documents, and such other matters reasonably requested by the Administrative Agent, such opinion to be reasonably acceptable to the Administrative Agent and its counsel;

            (e) the Administrative Agent shall have received all documents the Administrative Agent may reasonably request relating to the existence of the Borrowers, the authority for and the validity of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent. Such documentation shall include, without limitation, (i) the organizational documents of RAIT, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by an officer of RAIT as of a date not more than ten (10) days prior to the Closing Date, together with a good standing certificate as to RAIT from the Secretary of State (or the equivalent thereof) of Maryland, to be dated not more than forty-five (45) days prior to the Closing Date, (ii) the partnership agreement of RAIT OP, certified as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to RAIT OP from the Secretary of State of Delaware, to be dated not more than forty-five (45) days prior to the Closing Date, and (iii) the limited liability company agreement of SPE, certified to be true, correct and complete by an officer of RAIT SPE as of a date not more than ten (10) days prior to the Closing Date, together with a certificate of existence as to RAIT SPE from the Secretary of State of Delaware, to be dated not more than forty-five (45) days prior to the Closing Date;

            (f) the Administrative Agent shall have received all certificates, agreements and other documents and papers referred to in this Section 3.1 and the Notice of Borrowing referred to in Section 3.2, if applicable, unless otherwise specified, in sufficient counterparts, satisfactory in form and substance to the Administrative Agent in its sole discretion;

            (g) the Administrative Agent shall have received a certificate or certificates executed by an authorized officer of RAIT as of the Closing Date stating that (A) each Consolidated Party is in compliance with all existing financial obligations, (B) all governmental, shareholder and third party consents and approvals necessary for the Borrowers to enter into the Loan Documents and fully perform thereunder, if any, have been obtained, (C) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or governmental instrumentality that purports to affect any Consolidated Party or any transaction contemplated by the Loan Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and (D) immediately after giving effect to this Loan Agreement, the other Loan Documents and all the transactions contemplated therein to occur on such date, (1) each of the Borrowers is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Loan Documents are true and correct in all material respects, and (4) the Borrowers are in compliance with each of the financial covenants set forth in Section 5.8 hereof.

            (h) the Borrowers shall have taken all actions required to authorize the execution and delivery of this Agreement and the other Loan Documents and the performance thereof by the Borrowers;

            (i) no development or event which has had or could reasonably be expected to have a Material Adverse Effect shall have occurred since December 31, 2004;

            (j) the Administrative Agent shall have received wire transfer instructions in connection with the Loans, if any, to be made on the Closing Date;

            (k) the Administrative Agent shall have received, for its and any other Lender's account, all Fees due and payable pursuant to Section 2.8 hereof or pursuant to the Fee Letter on or before the Closing Date, and the Fees and expenses accrued through the Closing Date of counsel to the Administrative Agent with respect to the transactions contemplated hereby;

            (l) the Administrative Agent shall have received copies of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by RAIT and the applicable Consolidated Subsidiaries, and the validity and enforceability, of the Loan Documents, or in connection with any of the transactions contemplated thereby, and such consents, licenses and approvals shall be in full force and effect;

            (m) the Administrative Agent shall have received all available financial information with respect to RAIT reasonably requested by it or any Lender;

            (n) the Administrative Agent shall have received a completed current Borrowing Base Certificate and a completed current Continuing Compliance Certificate; and

            (o) the Administrative Agent shall have received satisfactory reports (collectively, the "UCC Searches"), of UCC, tax lien, judgment and litigation searches conducted by a search firm reasonably acceptable to Administrative Agent with respect to the Borrowers, such searches to be conducted by Borrowers' counsel in each of the locations specified by the Administrative Agent.

      Section 3.2 Borrowings. The obligation of any Lender to make a Loan, other than a Refunding Swing Loan, or to participate in any Letter of Credit issued by the Fronting Lender and the obligation of the Fronting Lender to issue a Letter of Credit is subject to the satisfaction of the following conditions (as reasonably determined by the Administrative Agent):

            (a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 and 2.3;

            (b) receipt by the Administrative Agent of a fully completed Borrowing Base Certificate stating that, after taking into account any such Loan, the Borrowers shall be in full compliance with all of the covenants contained in Section 5.8 of this Agreement and that the requirements with respect to the Advance Rates shall be met;

            (c) immediately after such Borrowing or issuance of such Letter of Credit, the Outstanding Balance will not exceed the aggregate amount of the Total Available Commitments;

            (d) immediately before and after such Borrowing or issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the making of such Loans or issuing of such Letters of Credit;

            (e) the representations and warranties of the Borrowers contained in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing both before and after giving effect to the making of such Loans, except to the extent any such representation or warranty relates solely to an earlier date;

            (f) no law or regulation shall have been adopted, no order, judgment or decree of any governmental authority shall have been issued, and no litigation shall be pending, which does or seeks to enjoin, prohibit or restrain, the making or repayment of the Loans, the issuance of any Letter of Credit or any participations therein or the consummation of the transactions contemplated by this Agreement;

            (g) no event, act or condition shall have occurred after the Closing Date which, in the reasonable judgment of the Administrative Agent or the Required Lenders, as the case may be, has had or is likely to have a Material Adverse Effect; and

            (h) immediately after such Borrowing or issuance of such Letter of Credit, the aggregate outstanding undrawn issued Letters of Credit shall not exceed Twenty-five Million Dollars ($25,000,000).

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrowers on the date of such Borrowing as to the facts specified in clauses
(d), (e), (f), (g), and (h) (to the extent that Borrowers are aware of any Material Adverse Effect) of this Section.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      In order to induce the Administrative Agent and each of the Lenders which is or may become a party to this Agreement to make the Loans, the Borrowers make the following representations and warranties as of the Closing Date. Such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the other Loan Documents and the making of the Loans.

      Section 4.1 Existence and Power. RAIT is a trust, duly formed, validly existing and in good standing as a corporation under the laws of Maryland and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction except where the failure to have such licenses, authorizations, consents or approvals or to be so qualified and/or in good standing is not likely to have a Material Adverse Effect. RAIT OP is a limited partnership, duly formed, validly existing and in good standing as a limited partnership under the laws of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction except where the failure to have such licenses, authorizations, consents or approvals or to be so qualified and/or in good standing is not likely to have a Material Adverse Effect. RAIT SPE is a single-purpose limited liability company, wholly-owned by RAIT OP and duly formed and validly existing as a limited liability company under the laws of Delaware and has all powers and all material governmental licenses, authorizations, consents and approvals required to own its property and assets and carry on its business as now conducted or as it presently proposes to conduct and has been duly qualified and is in good standing in every jurisdiction except where the failure to have such licenses, authorizations, consents or approvals or to be so qualified and/or in good standing is not likely to have a Material Adverse Effect. RAIT SPE's sole purpose is, and shall remain, the ownership of the Borrowing Base Assets from time to time in the Borrowing Base Assets Pool.

      Section 4.2 Power and Authority. Each Borrower has the trust, corporate, partnership or limited liability company power, as applicable, and authority to execute, deliver and carry out the terms and provisions of each of the Loan Documents to which it is a party and has taken all necessary trust, corporate, partnership or limited liability company action, as applicable, to authorize the execution and delivery on behalf of such Borrower and the performance by such Borrower of such Loan Documents. Each Borrower has duly executed and delivered each Loan Document to which it is a party in accordance with the terms of this Agreement, and each such Loan Document constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors rights generally, or general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.

      Section 4.3 No Violation. Neither the execution, delivery or performance by or on behalf of any Borrower of the Loan Documents to which it is a party, nor compliance by any Borrower with the terms and provisions thereof nor the consummation of the transactions contemplated by the Loan Documents, (i) will materially contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, or (ii) will materially conflict with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Borrower or any Consolidated Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, or other agreement or other instrument to which such Borrower (or of any partnership of which such Borrower is a partner) or any Consolidated Subsidiaries is a party or by which it or any of its property or assets is bound or to which it is subject, or (iii) will cause a material default by such Borrower under any organizational document of any Person in which such Borrower has an interest, or cause a material default under such Borrowers' limited liability company agreement, partnership agreement, trust agreement or articles of incorporation or by-laws, as applicable.

      Section 4.4 Financial Information

            (a) The consolidated balance sheet of RAIT and its Consolidated Subsidiaries dated as of December 31, 2004 and the related consolidated statements of RAIT's financial position for the fiscal year then ended, audited by Grant Thorton LLP and set forth in RAIT's 2004 Form 10-K, a copy of which has been delivered to the Administrative Agent, fairly present, in conformity with GAAP, the consolidated financial position of RAIT and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

            (b) The consolidated statements of RAIT's financial position as set forth in RAIT's 2005 Form 10-Q for the second calendar quarter of 2005, a copy of which has been delivered to the Administrative Agent, fairly present, in conformity with GAAP, the consolidated financial position of RAIT and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods.

            (c) Since RAIT's most recent Form 10-Q, (i) nothing has occurred having a Material Adverse Effect, and (ii) except as set forth on Schedule 4.4(c), RAIT has not incurred any material Indebtedness or Contingent Obligation.

      Section 4.5 Litigation. Except as disclosed in Schedule 4.5 attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of the Borrowers threatened against or affecting, (i) any Borrower or any Consolidated Subsidiary, (ii) the Loan Documents or any of the transactions contemplated by the Loan Documents or (iii) any of their assets, before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could, individually, or in the aggregate have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the other Loan Documents.

      Section 4.6 Compliance with ERISA(a) With respect to each RAIT Plan, and each Non-RAIT Plan (but , as to any Non-RAIT Plan, only to the extent that the failure to do so would have a Material Adverse Effect), each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. With respect to each RAIT Plan, and each Non-RAIT Plan (but, as to any Non-RAIT Plan, only to the extent that the occurrence of any of (i) through (iii) below would cause a Material Adverse Effect), no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or made any amendment to any Plan, which failure to make contribution or payment or making of any amendment has resulted or would result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than liability to the PBGC for premiums under Section 4007 of ERISA.

            (b) The transactions contemplated by the Loan Documents will not constitute a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Code or Section 406 of ERISA) that could subject the Administrative Agent or the Lenders to any tax or penalty or prohibited transactions imposed under Section 4975 of the Code or Section 502(i) of ERISA by reason of the assets of any Borrower being plan assets within the meaning of the Department of Labor Regulation Section 2510.3-101 of Section 401 of ERISA or in connection with any Plan or Benefit Arrangement.

      Section 4.7 Borrowing Base Assets. Each and every representation and warranty with respect to (i) First Mortgage Assets within the Borrowing Base Assets Pool as set forth on "Exhibit "F" hereto are true and correct as of the date hereof, (ii) the Real Property Assets within the Borrowing Base Assets Pool as set forth on Exhibit "G" hereto are true and correct as of the date hereof, and (iii) Subordinated Assets within the Borrowing Base Assets Pool as set forth on Exhibit "H" hereto are true and correct as of the date hereof.

      Section 4.8 Environmental Matters. In the ordinary course of its business, the Borrowers conduct periodic reviews of the effect of Environmental Laws on the business, operations and properties of the Borrowers and the Consolidated Subsidiaries, including without limitation, the Real Property Assets and the Underlying Assets, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrowers have reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect on the Borrowers and their Consolidated Subsidiaries.

      Section 4.9 Taxes. United States Federal income tax returns of the Borrowers and the Consolidated Subsidiaries have been prepared and filed through the fiscal year ended December 31, 2004. The Borrowers and their Consolidated Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrowers or any Consolidated Subsidiary. The charges, accruals and reserves on the books of the Borrowers and the Consolidated Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrowers, adequate.

      Section 4.10 Full Disclosure. All information furnished in writing by the Borrowers to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby (i) if prepared by the Borrowers or any Affiliate of the Borrowers is true and accurate in all material respects on the date as of which such information is stated or certified and (ii) if prepared by any Person other than the Borrowers or any Affiliate of the Borrowers, to the best of Borrowers' knowledge, after the Borrowers have conducted reasonable investigation with due diligence, is true and accurate in all material respects on the date as of which such information is stated or certified; provided, that, with respect to projected financial information, the Borrowers represent and warrant only that such information represents the Borrowers expectations regarding future performance based upon historical information and reasonable assumptions, it being understood, however, that actual results may differ from the projected results described in the financial projections. The Borrowers have disclosed to the Administrative Agent and the Lenders in writing any and all facts which have or may have (to the extent the Borrowers can now reasonably foresee) a Material Adverse Effect.

      Section 4.11 Solvency. On the Closing Date and after giving effect to the transactions contemplated by the Loan Documents occurring on the Closing Date, each of the Borrowers will be Solvent.

      Section 4.12 Use of Proceeds; Margin Regulations. All proceeds of the Loans will be used by the Borrowers and all Letters of Credit shall be issued for the Borrowers only in accordance with the provisions hereof. No part of the proceeds of any Loan or any Letter of Credit will be used by the Borrowers to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan, the issuance of any Letter of Credit, nor the use of the proceeds of the foregoing will violate or be inconsistent with the provisions of Regulations T, U or X of the Federal Reserve Board.

      Section 4.13 Governmental Approvals. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of any Loan Document or the consummation of any of the transactions contemplated thereby other than those that have already been duly made or obtained and remain in full force and effect or those which, if not made or obtained, would not have a Material Adverse Effect.

      Section 4.14 Investment Company Act; Public Utility Holding Company Act. Neither the Borrowers nor any Consolidated Subsidiary is (x) an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, (y) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (z) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

      Section 4.15 Principal Offices. As of the Closing Date, the principal office, chief executive office and principal place of business of each of the Borrowers is 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103. No Borrower shall change its principal office or state of formation without having given the Administrative Agent at least thirty (30) days prior written notice.

      Section 4.16 REIT Status. For its first fiscal year and continuously thereafter RAIT has qualified, and RAIT shall continue to qualify, as a real estate investment trust under the Code.

      Section 4.17 Qualified REIT Subsidiary Status. Each of RAIT OP and RAIT SPE qualify as of the Closing Date, and intend to continue to qualify, as a qualified real estate investment subsidiary under the Code.

      Section 4.18 Patents, Trademarks, etc. The Borrowers have obtained and hold in full force and effect all patents, trademarks, servicemarks, trade names, copyrights and other such rights, free from burdensome restrictions, which are necessary for the operation of its business as presently conducted, the impairment of which is likely to have a Material Adverse Effect.

      Section 4.19 No Default. No Event of Default or, to the best of the Borrowers' knowledge, Default exists under or with respect to any Loan Document and the Borrowers are not in default in any material respect beyond any applicable grace period under or with respect to any other material agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound in any respect, the existence of which default is likely to result in a Material Adverse Effect.

      Section 4.20 Licenses, etc. The Borrowers have obtained and do hold in full force and effect, all franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other consents and approvals which are necessary for the operation of its businesses as presently conducted, the absence of which is likely to have a Material Adverse Effect.

      Section 4.21 Compliance With Law. Each of the Borrowers and, to best of the Borrowers' knowledge, each of the Borrowing Base Assets, are in compliance with all laws, rules, regulations, orders, judgments, writs and decrees, including, without limitation, all building and zoning ordinances and codes, the failure to comply with which is likely to have a Material Adverse Effect.

      Section 4.22 No Burdensome Restrictions. Except as may have been disclosed by the Borrowers in writing to the Administrative Agent, no Borrower is a party to any agreement or instrument or subject to any other obligation or any charter or corporate or partnership restriction, as the case may be, which, individually or in the aggregate, is likely to have a Material Adverse Effect.

      Section 4.23 Brokers' Fees. The Borrowers have not dealt with any broker or finder with respect to the transactions contemplated by this Agreement or otherwise in connection with this Agreement, and the Borrowers have not done any act, had any negotiations or conversation, or made any agreements or promises which will in any way create or give rise to any obligation or liability for the payment by the Borrowers of any brokerage fee, charge, commission or other compensation to any party with respect to the transactions contemplated by the Loan Documents, other than the Fees payable to the Administrative Agent and the Lenders, and certain other Persons as previously disclosed in writing to the Administrative Agent.

      Section 4.24 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrowers as of the Closing Date and the Borrowers have not suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five years which, individually or in the aggregate, are likely to have a Material Adverse Effect.

      Section 4.25 Insurance. As to each Borrowing Base Asset, the Borrowers (or an SPE Subsidiary) maintain (or require that the borrower thereunder to maintain) insurance in amounts that a prudent owner of such assets would maintain.

      Section 4.26 Organizational Documents. The documents delivered pursuant to
Section 3.1(i) constitute, as of the Closing Date, all of the organizational documents (together with all amendments and modifications thereof) of the Borrowers. The Borrowers represent that it has delivered to the Administrative Agent true, correct and complete copies of each of the documents set forth in this Section 4.26.

                                    ARTICLE V

                       AFFIRMATIVE AND NEGATIVE COVENANTS

      The Borrowers covenant and agree that, so long as any Lender has any Commitment hereunder or any Obligations remain unpaid:

      Section 5.1 Information. The Borrowers will deliver to the Administrative Agent, in a manner satisfactory to Administrative Agent:

            (a) As soon as available, and in any event within 120 days after the close of each fiscal year of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal year, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial information described above to be in reasonable form and detail and audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and whose opinion shall be to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants concur) and shall not be limited as to the scope of the audit or qualified as to the status of the Consolidated Parties as a going concern.

            (b) As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties, a consolidated balance sheet and income statement of the Consolidated Parties, as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding fiscal year, all such financial information described above to be in reasonable form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of the chief financial officer of the Principal Borrower to the effect that such quarterly financial statements fairly present in all material respects the financial condition of the Consolidated Parties and have been prepared in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the omission of footnotes.

            (c) As soon as available, and in any event within 45 days after the close of each fiscal quarter of the Consolidated Parties (including the fourth fiscal quarter), and at such other times as is required pursuant to the terms of this Agreement, (i) a fully completed current Borrowing Base Certificate and
(ii) a fully completed certificate of the chief financial officer or the chief accounting officer of RAIT (the "Continuing Compliance Certificate") in the form attached hereto as Exhibit "E." Upon the request of the Administrative Agent or any Lender, the Borrowers shall, with the Continuing Compliance Certificate, also deliver (i) four (4) quarter proforma covenant compliance projections for RAIT, RAIT OP and RAIT SPE, (ii) four (4) quarter Borrowing Base Asset repayment projections for RAIT SPE, (iii) prior quarter loan loss results for RAIT, RAIT OP and RAIT SPE, (iv) prior quarter loan loss reserves and adjustments for RAIT, RAIT OP and RAIT SPE, (v) a prior quarter Borrowing Base Asset disposition status report for RAIT SPE or (vi) a report of current Derivative Exposure of RAIT, RAIT OP and RAIT SPE;

            (d) (i) within five (5) Domestic Business Days after any officer of any Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer, the chief accounting officer, controller, or other executive officer of RAIT setting forth the details thereof and the action which the Borrowers are taking or propose to take with respect thereto; and (ii) promptly and in any event within five (5) Domestic Business Days after the Borrowers obtain knowledge thereof, notice of
(x) any litigation or governmental proceeding pending or threatened against any Borrower or the Borrowing Base Assets as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, is likely to individually or in the aggregate result in a Material Adverse Effect,
(y) any other event, act or condition which is likely to result in a Material Adverse Effect, and (z) any event giving rise to a mandatory prepayment pursuant to Section 2.10;

            (e) promptly upon the mailing thereof to the shareholders of RAIT generally, copies of all financial statements, reports and proxy statements so mailed;

            (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) (other than the exhibits thereto, which exhibits will be provided upon request therefor by any Lender) which RAIT shall have filed with the Securities and Exchange Commission;

            (g) if and when any member of the ERISA Group, with respect to a RAIT Plan, or a Non-RAIT Plan (but, as to any Non-RAIT Plan, only to the extent the occurrence of any of the following would cause a Material Adverse Effect),
(i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which would constitute reasonable grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or makes any amendment to any Plan that has resulted or will result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of RAIT setting forth details as to such occurrence and action, if any, which RAIT or the applicable member of the ERISA Group is required or proposes to take;

            (h) promptly and in any event within five (5) Domestic Business Days after any Borrower obtains actual knowledge of any of the following events, a certificate of RAIT, executed by an officer of RAIT, specifying the nature of such condition, and the Borrowers' or, if the Borrowers have actual knowledge thereof, the Environmental Affiliate's proposed initial response thereto: (i) the receipt by any Borrower, or, if any Borrower has actual knowledge thereof, any of the Environmental Affiliates of any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that any Borrower, or, if any Borrower has actual knowledge thereof, any of the Environmental Affiliates, is not in compliance with applicable Environmental Laws, and such noncompliance is likely to have a Material Adverse Effect, (ii) any Borrower shall obtain actual knowledge that there exists any Environmental Claim pending against any Borrower or any Environmental Affiliate and such Environmental Claim is likely to have a Material Adverse Effect or (iii) any Borrower obtains actual knowledge of any release, emission, discharge or disposal of any Material of Environmental Concern that is likely to form the basis of any Environmental Claim against any Borrower or any Environmental Affiliate which in any such event is likely to have a Material Adverse Effect;

            (i) promptly and in any event within ten (10) Domestic Business Days after receipt of any material notices or correspondence from any company or agent for any company providing insurance coverage to any Borrower relating to any loss in excess of $5,000,000 of the Borrower, copies of such notices and correspondence; and

            (j) from time to time such additional information regarding the financial position or business of the Borrowers and their Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request in writing.

      Section 5.2 Payment of Obligations. The Borrowers will pay and discharge, at or before maturity, all of their respective material obligations and liabilities including, without limitation, any obligation pursuant to any agreement by which it or any of its properties is bound and any liabilities, except where such liabilities may be contested in good faith by appropriate proceedings, and will maintain in accordance with GAAP, appropriate reserves for the accrual of any of the same.

      Section 5.3 Maintenance of Property. The Borrowers will keep, and will cause each Consolidated Subsidiary to keep, all property useful and necessary in its business insured in an amount not less than a commercially reasonable amount and in good order and repair, ordinary wear and tear and loss by condemnation or casualty excepted.

      Section 5.4 Conduct of Business and Maintenance of Existence. Each Borrower will continue to engage in business of the same general type as now conducted by such Borrower, and will preserve, renew and keep in full force and effect, its trust, corporate, partnership or limited liability company existence, as applicable, and its respective rights, privileges and franchises necessary for the normal conduct of business.

      Section 5.5 Compliance with Laws. Each Borrower will comply in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws, and all federal securities laws) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply would not be likely to have a Material Adverse Effect. Each Borrower shall (i) ensure that no Person having a legal or beneficial title to a controlling interest in such Borrower or a right to acquire such an interest (each an "Owner") shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control ("OFAC"), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Facility or any other financial accommodation from the Administrative Agent or the Lenders to violate any of the foreign asset control regulations of OFAC or other applicable law, (iii) comply with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise comply with the USA Patriot Act as required by federal law.

      Section 5.6 Inspection of Books and Records. Each Borrower will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit representatives of Administrative Agent at the expense of the Administrative Agent or the Lender requesting the Administrative Agent to conduct such visit and inspection, to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers and independent public accountants, all at such reasonable times, upon reasonable prior notice and as often as may reasonably be desired, but conducted in such a manner as to not unreasonably interfere with the conduct of Borrowers' business.

      Section 5.7 Existence. Each Borrower shall do or cause to be done, all things necessary to preserve and keep in full force and effect its and the Consolidated Subsidiaries' existence and its patents, trademarks, servicemarks, tradenames, copyrights, franchises, licenses, permits, certificates, authorizations, qualifications, accreditation, easements, rights of way and other rights, consents and approvals the nonexistence of which is likely to have a Material Adverse Effect.

      Section 5.8 Financial Covenants.

            (a) Leverage Ratio. At all times (i) the Leverage Ratio will be less than or equal to sixty percent (60%) and (ii) Total Liabilities shall not exceed the sum of (A) sixty-five percent (65%) of the Underlying Real Estate Value of all Real Property Assets owned by the Consolidated Parties, (B) the lesser of
(1) sixty-five (65%) of the Underlying Real Estate Value of Underlying Asset securing any First Mortgage Assets and (2) the Book Value of all First Mortgage Assets and (C) fifty percent (50%) of the Book Value of all Subordinated Assets.

            (b) Minimum Interest Coverage Ratio. At no time, the Interest Coverage Ratio shall be less than 2.00 to 1.00.

            (c) Fixed Charge Coverage Ratio. At no time, the Fixed Charge Coverage Ratio shall be less than 1.50 to 1.00.

            (d) Secured Debt to Total Assets. At all times, the ratio of (i) the Secured Debt of the Consolidated Parties to (ii) the Total Assets of the Consolidated Parties shall be less than or equal to 0.40 to 1.00.

            (e) Secured Recourse Debt to Total Assets. At all times, the ratio of (i) the Secured Debt of the Consolidated Parties that is Recourse Debt to RAIT or RAIT OP to (ii) the Total Assets of the Consolidated Parties shall be less than or equal to 0.20 to 1.00.

            (f) Unsecured Leverage Limit. At all times the Unsecured Debt of the Consolidated Parties shall not exceed the Unsecured Leverage Limit of the Consolidated Parties.

            (g) Consolidated Tangible Net Worth. At all times the Consolidated Tangible Net Worth shall be greater than or equal to the sum of (i) $500,000,000.00, plus (ii) an amount equal to 75.0% of the Net Equity Proceeds received by the Consolidated Parties in connection with any Equity Issuance subsequent to the Closing Date calculated on a cumulative basis as of the end of each fiscal quarter of the Consolidated Parties following the Closing Date.

            (h) Dividends. RAIT will not, during any four (4) consecutive calendar quarter period, pay any dividends on RAIT's common stock in excess of 100% of RAIT's Adjusted Earnings for such four (4) consecutive calendar quarter period, unless necessary to maintain its status as a real estate investment trust under the Code. During the continuance of a monetary Event of Default, RAIT shall pay no dividends.

            (i) Prohibition on Additional Indebtedness. Except as permitted pursuant to the definition of Special Purpose Entity, neither RAIT SPE nor any SPE Subsidiary shall at any time owe, create, incur or assume any Indebtedness except Indebtedness under this Agreement and the Notes.

            (j) Interest Rate Exposure. The Consolidated Parties will at all times maintain a notional amount of Match Funding Agreements in effect such that fluctuations (increases or decreases) in interest rates of 100 basis points or more in any fiscal quarter in respect of the Floating Rate Indebtedness and/or Floating Rate Assets of the Consolidated Parties will not impact negatively Net Income in such fiscal quarter annualized by greater than 2.5%, provided, however, if (i) this covenant otherwise would be breached with respect to a particular fiscal quarter, (ii) the Borrowers furnish to the Administrative Agent, with the Continuing Compliance Certificate for such fiscal quarter pursuant to Section 5.1(c), a proposed plan, acceptable to the Administrative Agent, in its discretion, for curing such breach within thirty days from the date of the delivery of such Continuing Compliance Certificate, and (iii) such breach is in fact cured within such thirty day period, then the Borrowers shall be deemed to have been, and to be, in compliance with the within covenant respect to such fiscal quarter.

      Notwithstanding that the Financial Covenants set forth in this Section 5.8 may be tested on a quarterly (or, in some cases, more frequent) basis, the Person to which such Financial Covenants apply must be in full and complete compliance with such Financial Covenants at all times.

      Section 5.9 Restriction on Fundamental Changes.

            (a) Neither RAIT OP, RAIT SPE nor any SPE Subsidiary shall enter into any merger or consolidation without the prior written consent of the Required Lenders, which consent may be withheld by the Required Lenders in their respective sole and absolute discretion. RAIT shall not enter into any merger or consolidation unless (i) RAIT is the surviving entity, (ii) the nature of RAIT's business following such merger or consolidation shall remain substantially the same as the nature of RAIT's business immediately prior to such merger or consolidation, (iii) RAIT, as the surviving entity, shall, at the time of such merger or consolidation and at all times thereafter, be and remain in compliance with all of the terms and conditions of this Agreement including, without limitation, the Financial Covenants set forth in Section 5.8, (iv) at the time of such merger or consolidation, RAIT shall deliver to the Administrative Agent a fully completed Continuing Compliance Certificate, together with a proforma (with respect to the four (4) consecutive calendar quarters immediately following such merger or consolidation) cash flow and Financial Covenant compliance projection, in form, content and detail reasonably acceptable to the Administrative Agent, (v) RAIT, as the surviving entity, shall execute and deliver to the Administrative Agent at the time of such merger or consolidation a ratification and reaffirmation of all its Obligations under this Agreement and the other Loan Documents, in form, content and detail acceptable to the Administrative Agent, (vi) no Default or Event of Default shall have occurred and be continuing at the time of such merger or consolidation, and (vii) such merger or consolidation shall be accomplished in accordance with all terms, conditions and restrictions being imposed thereon by the Securities and Exchange Commission and/or any other applicable regulatory agency having jurisdiction with respect to such merger or consolidation.

            (b) RAIT shall not amend its trust agreement, bylaws or other organizational documents so as to change the purpose or business of RAIT without the Administrative Agent's consent, which shall not be unreasonably withheld.

            (c) RAIT OP shall not amend its partnership agreement or other organizational documents in any manner which could have a Material Adverse Effect.

            (d) Neither RAIT SPE nor any SPE Subsidiary shall amend its limited liability company agreement or other organizational documents without the Administrative Agent's consent, which shall not be unreasonably withheld.

            (e) Each Borrower shall deliver to Administrative Agent copies of all amendments to its trust agreement, articles of incorporation, by-laws, limited liability company agreement or other organizational documents, as applicable, no less than ten (10) Domestic Business Days after the effective date of any such amendment.

      Section 5.10 Changes in Business. No Borrower shall enter into any business which is substantially different from that conducted by such Borrower on the Closing Date after giving effect to the transactions contemplated by the Loan Documents. Each Borrower shall carry on its business operations through itself, its Subsidiaries or otherwise.

      Section 5.11 Margin Stock. None of the proceeds of the Loan will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock.

      Section 5.12 RAIT, RAIT OP and RAIT SPE Status. RAIT shall at all times
(i) remain a publicly traded company listed, quoted or traded on the New York Stock Exchange, NASDAQ or any such other nationally recognized stock exchange, and (ii) maintain its status as a self-directed and self-administered real estate investment trust under the Code. RAIT OP, RAIT SPE and each SPE Subsidiary shall at all times (i) maintain their status as qualified real estate investment trust subsidiaries under the Code, and (ii) remain one hundred percent (100%) owned (beneficially and equitably) by RAIT. RAIT SPE and each SPE Subsidiary shall at all times maintain its status as a Special Purpose Entity. Each SPE Subsidiary shall be a Wholly-Owned Subsidiary of RAIT SPE.

      Section 5.13 Disposition of Borrowing Base Assets. Prior to the sale, liquidation, disposition or transfer of, or the release or termination of a Borrower's interest in, any Borrowing Base Asset, (i) the Borrowers shall deliver prior written notice to the Administrative Agent and the Lenders, and
(ii) the Borrowers shall deliver to the Administrative Agent a completed, current Borrowing Base Certificate.

      Section 5.14 Liens; Release of Liens. The Borrowers shall not at any time during the Term directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Borrowing Base Asset or any Capital Stock of RAIT OP, RAIT SPE or any SPE Subsidiary for borrowed monies or any other Lien, unless the same is being contested in good faith or the same is discharged, bonded off or paid within thirty (30) days of filing of such Lien.

      Section 5.15 Business Loans. The Borrowers acknowledge that all of the Loans are business loans and no portion of the proceeds of the Loans will be used for personal, family or household purposes.

      Section 5.16 Limitation on Changes in Fiscal Year; Accounting Methods; Valuation Methodology. No Borrower shall (i) permit the fiscal year of such Borrower to end on a day other than December 31, (ii) change its method or procedures of accounting from those in effect as of the Closing Date; or (iii) change in any material respect its current methodology by which it values the Borrowing Base Assets.

      Section 5.17 Limitation on Lines of Business. Neither RAIT, RAIT OP, RAIT SPE nor any SPE Subsidiary shall enter into any business, either directly or through any Subsidiary, except for those businesses in which RAIT OP are engaged on the Closing Date. Neither RAIT SPE nor any SPE Subsidiary shall at any time own any assets other than Borrowing Base Assets and all Borrowing Base Assets shall be owned by RAIT SPE or an SPE Subsidiary.

      Section 5.18 Limitation on Negative Pledge Clauses, Distribution Restrictions. Neither RAIT SPE nor any SPE Subsidiary shall enter into with any Person any agreement which prohibits or limits the ability of RAIT SPE or such SPE Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, nor will RAIT, RAIT OP, or RAIT SPE, as applicable, enter into any such agreement with respect to the Capital Stock of RAIT OP, RAIT SPE or any SPE Subsidiary.

      Section 5.19 Addition of Borrowing Base Assets.

            (a) With the approval of the Administrative Agent and the Required Lenders, the Borrowers may from time to time have included as Borrowing Base Assets eligible assets not included as initial Borrowing Base Assets hereunder as set forth on the schedule of initial Borrowing Base Assets annexed hereto as Exhibit "C". In such event, the Borrowers shall provide to the Administrative Agent written notice thereof (each an "Approval Request") no later than 10:00 a.m. (New York, New York time) on the Business Day that is at least twelve (12) Business Days prior to the date on which Borrowers wish to have such asset included within the Borrowing Base Assets Pool, such Approval Request to state
(i) whether such asset is proposed to be a First Mortgage Asset, a Real Property Asset, or a Subordinated Asset, (ii) the value of such asset as proposed to be reflected on a Borrowing Base Certificate, and (iii) that such asset complies with all of the representations and warranties applicable to such asset contained in Exhibit F, Exhibit G or Exhibit H, as the case may be, and if not, a detailed description of each exception to such compliance (each an "Exceptions Summary"). Together with the Approval Request, the Borrowers shall deliver to the Administrative Agent a completed, (i) a current Borrowing Base Certificate,
(ii) the Borrowers' credit write-up and approval memo relating to such prospective Borrowing Base Asset, and (iii) if requested by the Administrative Agent or any Lender, (A) an appraisal report relating to any Real Property Asset or Underlying Asset relating to such prospective Borrowing Base Asset, (B) a copy of any mortgage note relating to such prospective Borrowing Base Asset, (C) a copy of the documents establishing the rights of any Preferred Securities, (D) a copy of the deed to any Real Property Asset, and (E) such other documents as the Administrative Agent or any Lender may request from time to time (collectively, the "Credit Underwriting Documents"). With respect to any asset which Borrowers have requested be added to the Borrowing Base Assets Pool, Borrowers shall be deemed to represent and warrant hereunder that, except as specified in the Exceptions Summary, if any, with respect to such asset (i) all of the First Mortgage Asset Representations and Warranties as set forth on Exhibit "F" hereto are true and correct as to any such asset which is to be a First Mortgage Asset, (ii) all of the Real Property Asset Representations and Warranties as set forth on Exhibit "G" hereto are true and correct as to any such asset which is to be a Real Property Asset, and (iii) all of the Subordinated Assets Representations and Warranties as set forth on Exhibit "H" hereto are true and correct as to any such assets which are to be Subordinated Assets.

            (b) Promptly upon receipt of an Approval Request and all related Credit Underwriting Documents (collectively, each, an "Approval Request Package"), the Administrative Agent shall provide copies thereof to each Lender. Within ten (10) Domestic Business Days after its receipt of an Approval Request Package, each Lender shall advise the Administrative Agent as to whether such Lender approves the Approval Request. If a Lender fails to respond to the Administrative Agent within such ten (10) Domestic Business Day period, such Lender shall be deemed to have approved such Approval Request.

            (c) On or before 5:00 P.M., New York time, on the twelfth (12th) Domestic Business Day following the Administrative Agent's receipt of an Approved Request Package, the Administrative Agent will advise the Borrowers as to whether the Administrative Agent and the Required Lenders have approved the Approval Request. If the Administrative Agent does not respond to the Approval Request within the time period set forth herein, the Approval Request shall be deemed denied and the prospective Borrowing Base Asset identified in the Approval Request shall not be included in the Borrowing Base Asset Pool. If an Approval Request has been approved, the subject asset shall thereupon become a Borrowing Base Asset hereunder.

            (d) All determinations by the Administrative Agent and the Lenders as to whether to approve any Approval Request shall be in their individual sole and absolute discretion.

      Section 5.20 Failure of Certain Borrowing Base Assets Representations and Warranties. If at any time Borrowers shall become aware that (a) as to any First Mortgage Asset in the Borrowing Base Asset Pool, any First Mortgage Asset Representation or Warranty is no longer true and correct, (b) as to any Real Property Asset in the Borrowing Base Assets Pool, any Real Property Asset Representation or Warranty is no longer true and correct, or (c) as to Subordinated Asset in the Borrowing Base Assets Pool, any Subordinated Assets Representation or Warranty is no longer true and correct, Borrowers shall immediately notify the Administrative Agent in writing of such event, together with a detailed description of the factual circumstances giving rise thereto. If the event relates to any breach arising as a result of any payment default in respect of the applicable Borrowing Base Asset whereby any payment in respect of the applicable Borrowing Base Asset is past due for more than thirty (30) but less than forty-five (45) days, the Administrative Agent may, and at the direction of the Required Lenders shall, require that the asset no longer be considered a Borrowing Base Asset for purposes hereof and require that such asset be removed from the Borrowing Base Assets Pool. If the event relates to any breach arising as a result of any payment default in respect of the applicable Borrowing Base Asset whereby any payment in respect of the applicable Borrowing Base Asset is past due for more than forty-five (45) days, the asset shall automatically no longer be considered a Borrowing Base Asset for purposes hereof and such asset shall be removed from the Borrowing Base Assets Pool. If the event relates to any breach other than any breach arising as a result of any payment default in respect of the applicable Borrowing Base Asset the Administrative Agent may, and at the direction of the Required Lenders shall, require that the asset no longer be considered a Borrowing Base Asset for purposes hereof and require that such asset be removed from the Borrowing Base Assets Pool. Upon the determination that an asset shall no longer be considered a Borrowing Base Asset for purposes hereof, the provisions of Section 2.10(a) shall apply.

      Section 5.21 Limitation on Transactions with Affiliates. No Borrower nor any Subsidiary shall enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or other assets or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement or (b) upon fair and reasonable terms no less favorable to Borrowers or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

      Section 5.22 Joinder of SPE Subsidiaries. Any SPE Subsidiary that shall own any Borrowing Base Asset shall, prior to obtaining ownership of such Borrowing Base Asset, execute and deliver to the Administrative Agent and the Lenders a joinder to this Agreement in form and substance satisfactory to the Administrative Agent agreeing to be bound by the terms of this Agreement as a "Borrower" hereunder.

                                   ARTICLE VI

                                    DEFAULTS

      Section 6.1 Events of Default. The occurrence and continuation of one or more of the following events (each, an "Event of Default") shall constitute an event of default hereunder:

            (a) (i) the Borrowers shall fail to pay when due any principal of any Loan, (ii) the Borrowers shall fail to pay when due interest on any Loan and such failure continues for a period of three (3) Domestic Business Days, or
(iii) the Borrowers shall fail to pay any Fees or any other amount payable hereunder or, as to Fees, under the Fee Letter, and the same shall continue for a period of five (5) Domestic Business Days after Borrowers have received notice thereof;

            (b) any Borrower shall fail to observe or perform any covenant contained in Section 5.1 and Sections 5.8 to 5.21, inclusive;

            (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for thirty (30) days after written notice thereof has been given to such Borrower by the Administrative Agent, or if such default is of such a nature that is capable of being remedied but that cannot with reasonable effort be completely remedied within said period of thirty (30) days, such additional period of time as may be reasonably necessary to cure same, provided such Borrower commence such cure within said thirty (30) day period and diligently prosecutes same, until completion, but in no event shall such extended period exceed one hundred twenty (120) days;

            (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made) and such representation, warranty, certification or statement is not made correct in all material respects within thirty (30) days after the earlier to occur of (i) the date on which the Administrative Agent notifies the Borrowers of such incorrect representation, warranty, certification or statement, and (ii) the date on which any Borrower first becomes aware of any such incorrect representation, warranty, certification or statement;

            (e) a default (however defined) shall occur with respect to any Indebtedness of any Borrower or any Consolidated Subsidiary the aggregate outstanding principal amount of which is in excess of $5,000,000 (other than the Obligations);

            (f) any Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (g) an involuntary case or other proceeding shall be commenced against any Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of ninety (90) days; or an order for relief shall be entered against any Borrower under the federal bankruptcy laws as now or hereafter in effect;

            (h) one or more final, non-appealable judgments or decrees in an aggregate amount of $5,000,000 or more shall be entered by a court or courts of competent jurisdiction against any Borrower (other than any judgment as to which, and only to the extent, a reputable insurance company has acknowledged coverage of such claim in writing) and (i) any such judgments or decrees shall not be stayed, discharged, paid, bonded or vacated within thirty (30) days or
(ii) enforcement proceedings shall be commenced by any creditor on any such judgments or decrees;

            (i) without the Required Lenders' prior written consent (which the Required Lenders may withhold in their respective sole and absolute discretion), there shall be a change in the majority of the Board of Directors of RAIT during any twelve (12) month period;

            (j) without the Required Lenders' prior written consent (which the Required Lenders may withhold in their respective sole and absolute discretion), any Person (including affiliates of such Person) or "group" (as such term is defined in applicable federal securities laws and regulations) shall acquire more than thirty percent (30%) of the common shares of RAIT;

            (k) RAIT shall cease at any time to qualify as a real estate investment trust under the Code and/or either of RAIT OP or RAIT SPE shall cease at any time to qualify as qualified real estate investment trust subsidiaries under the Code, or RAIT SPE shall fail to be a Special Purpose Entity;

            (l) if any Termination Event with respect to a Plan shall occur as a result of which Termination Event or Events any member of the ERISA Group has incurred or will incur any liability to the PBGC or any other Person and the sum (determined as of the date of occurrence of such Termination Event) of the insufficiency of such Plan and the insufficiency of any and all other Plans with respect to which such a Termination Event shall occur and be continuing at the same time (or, in the case of a Multiple Employer Plan with respect to which a Termination Event described in clause (ii) of the definition of Termination Event shall occur and be continuing at the same time, the liability of any Borrower) is equal to or greater than $5,000,000;

            (m) if, any member of the ERISA Group shall commit a failure described in Section 402(f)(1) of ERISA or Section 412(n)(1) of the Code and the amount of the lien determined under Section 402(f)(3) of ERISA or Section 412(n)(3) of the Code that will be imposed on any member of the ERISA Group or their assets in respect of such failure shall be, in the case of a RAIT Plan, equal to or greater than $5,000,000 or, in the case of a Non-RAIT Plan, an amount that would result in a Material Adverse Effect;

            (n) at any time, for any reason any Borrower, any Consolidated Subsidiary or any other party (other than any Lender, the Administrative Agent or the Arranger) which is a party to a Loan Document seeks to repudiate its obligations under any Loan Document; or

            (o) a default beyond any applicable notice or grace period under any of the other Loan Documents.

      Section 6.2 Rights and Remedies.

            (a) Upon the occurrence of any Event of Default described in Sections 6.1(f) or (g), the Commitments shall immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Loans and any and all accrued Fees and other Obligations hereunder shall automatically become immediately due and payable, with all additional interest from time to time accrued thereon and, except as is otherwise specifically set forth in this Agreement or the other Loan Documents, without presentation, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrowers; and upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent may (and upon the demand of the Required Lenders shall), by written notice to the Borrowers, terminate the Commitments and may (and upon the demand of the Required Lenders shall), in addition to the exercise of all of the rights and remedies permitted the Administrative Agent and the Lenders at law or equity or under any of the other Loan Documents, declare the unpaid principal amount of and any and all accrued and unpaid interest on the Loans and any and all accrued Fees and other Obligations hereunder to be, and the same shall thereupon be, immediately due and payable with all additional interest from time to time accrued thereon and, except as is otherwise specifically set forth in this Agreement or the other Loan Documents, without presentation, demand, or protest or other requirements of any kind other than as provided in the Loan Documents (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and notice of acceleration), all of which are hereby expressly waived by the Borrowers.

            (b) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Administrative Agent and the Lenders each agree that any exercise or enforcement of the rights and remedies granted to the Administrative Agent or the Lenders under this Agreement or at law or in equity with respect to this Agreement or any other Loan Documents shall be commenced and maintained by the Administrative Agent on behalf of the Administrative Agent and/or the Lenders. The Administrative Agent shall act at the direction of the Required Lenders in connection with the exercise of any and all remedies at law, in equity or under any of the Loan Documents or, if the Required Lenders are unable to reach agreement, then, from and after an Event of Default, the Administrative Agent may pursue such rights and remedies as it may determine.

      Section 6.3 Notice of Default. The Administrative Agent shall give notice to the Borrowers under Section 6.1(c) promptly upon being requested to do so by the Required Lenders and shall thereupon notify all the Lenders thereof.

      Section 6.4 Actions in Respect of Letters of Credit.

            (a) If, at any time and from time to time, any Letter of Credit shall have been issued hereunder and an Event of Default shall have occurred and be continuing, then, upon the occurrence and during the continuation thereof, the Administrative Agent may, whether in addition to the taking by the Administrative Agent of any of the actions described in this Article or otherwise, make a demand upon the Borrowers to, and immediately upon such demand, the Borrowers shall pay to the Administrative Agent, on behalf of the Lenders, in same day funds at the Administrative Agent's office designated in such demand, for deposit in a special cash collateral account (the "Letter of Credit Collateral Account") to be maintained in the name of the Administrative Agent (on behalf of the Lenders) and under its sole dominion and control at such place as shall be designated by the Administrative Agent, an amount equal to the amount of the Letter of Credit Usage under the Letters of Credit.

            (b) The Borrowers hereby pledge, grant and assign to the Administrative Agent, as Administrative Agent, for its benefit and for the ratable benefit of the Lenders a lien on and a security interest in, the following collateral (the "Letter of Credit Collateral"):

                  (i) the Letter of Credit Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;

                  (ii) all notes, certificates of deposit and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrowers in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;

                  (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and

                  (iv) to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.

      The lien and security interest granted hereby secures the payment of all obligations of the Borrowers now or hereafter existing hereunder and under any other Loan Document.

            (c) The Borrowers hereby authorize the Administrative Agent for the ratable benefit of the Lenders to apply, from time to time after funds are deposited in the Letter of Credit Collateral Account, funds then held in the Letter of Credit Collateral Account to the payment of any amounts, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrowers to the Lenders in respect of the Letters of Credit.

            (d) Neither the Borrowers nor any Person claiming or acting on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in
Section 6.4(h).

            (e) The Borrowers agree that they will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 6.4.

            (f) If any Event of Default shall have occurred and be continuing:

                  (i) The Administrative Agent may, in its sole discretion, without notice to the Borrowers except as required by law and at any time from time to time, charge, set off or otherwise apply all or any part of first, (x) amounts previously drawn on any Letter of Credit that have not been reimbursed by the Borrowers and (y) any Letter of Credit Usage described in clause (ii) of the definition thereof that are then due and payable and second, any other unpaid Obligations then due and payable, against the Letter of Credit Collateral Account or any part thereof, in such order as the Administrative Agent shall elect. The rights of the Administrative Agent under this Section 6.4 are in addition to any rights and remedies which any Lender may have.

                  (ii) The Administrative Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the Uniform Commercial Code in effect in the State of New York at that time.

            (g) The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Letter of Credit Collateral if the Letter of Credit Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, it being understood that, assuming such treatment, the Administrative Agent shall not have any responsibility or liability with respect thereto.

            (h) At such time as all Events of Default have been cured or waived in writing, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrowers upon the written request of the Borrower. Absent such cure or written waiver, any surplus of the funds held in the Letter of Credit Collateral Account and remaining after payment in full of all of the Obligations of the Borrowers hereunder and under any other Loan Document after the Maturity Date shall be paid to the Borrowers or to whomsoever may be lawfully entitled to receive such surplus.

                                  ARTICLE VII

                                   THE AGENTS

      Section 7.1 Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

      Section 7.2 Agency and Affiliates. KeyBank and Syndication Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and KeyBank and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or affiliate of any Borrower as if it were not the Administrative Agent hereunder, and the term "Lender" and "Lenders" shall include KeyBank in its individual capacity. Syndication Agent is an agent hereunder in title only and such designation shall impose no obligations on it.

      Section 7.3 Action by Administrative Agent. The obligations of the Administrative Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI.

      Section 7.4 Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other independent experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      Section 7.5 Liability of Administrative Agent. Neither the Administrative Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Lenders or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any Borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrowers; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Administrative Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the other Loan Documents or any other instrument or writing furnished in connection herewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

      Section 7.6 Indemnification. Each Lender shall, ratably in accordance with its Commitment, indemnify the Administrative Agent and its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitee's gross negligence or willful misconduct) that such indemnitee may suffer or incur in connection with this Agreement, the other Loan Documents or any action taken or omitted by such indemnitee hereunder. In the event that the Administrative Agent shall, subsequent to its receipt of indemnification payment(s) from Lenders in accordance with this section, recoup any amount from the Borrowers, or any other party liable therefor in connection with such indemnification, the Administrative Agent shall promptly reimburse the Lenders which previously made the payment(s) pro rata, based upon the actual amounts which were theretofore paid by each Lender.

      Section 7.7 Credit Decision. Each Lender acknowledges that (i) it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and (ii) it has conducted its own independent investigation of the financial condition, creditworthiness, affairs and status of RAIT and the Consolidated Subsidiaries and that it has not relied on any materials or information furnished to it by the Administrative Agent, the Arranger or any of their respective Affiliates which, if so furnished, is hereby acknowledged by each Lender as having been furnished without representation or warranty of any kind. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

      Section 7.8 Successor Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers and the Administrative Agent shall resign in the event its Commitment is reduced to zero. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor Administrative Agent shall, provided no Event of Default has occurred and is then continuing, be subject to Borrowers' approval, which approval shall not be unreasonably withheld, conditioned or delayed. If no successor Administrative Agent shall have been so appointed by the Required Lenders and approved by the Borrowers, and shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be the Administrative Agent who shall act until the Required Lenders shall appoint a Administrative Agent. Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.

      Section 7.9 Receipt of Notices. Except as otherwise expressly provided herein, all material notices, reports and information received by the Administrative Agent with respect to the Borrowers and not otherwise delivered to the Lenders by the Borrowers, shall be delivered to the Lenders within ten
(10) Domestic Business Days of the Administrative Agent's receipt thereof.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES

      Section 8.1 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Euro-Dollar
Borrowing:

            (a) the Administrative Agent is advised that deposits in dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

            (b) Lenders having fifty percent (50%) or more of the aggregate principal amount of the affected loans advise the Administrative Agent that the Adjusted London Interbank Offered Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such results set forth in Section 8.1(a) or (b) above no longer exist, (i) the obligations of the Lenders to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Alternate Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrowers notify the Administrative Agent at least two (2) Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall be an Alternate Base Rate Borrowing.

      Section 8.2 Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans or to issue any Letter of Credit as a Fronting Lender or to participate in any Letter of Credit issued by a Fronting Lender, the Administrative

Agent shall forthwith give notice thereof to the other Lenders and the Borrowers, whereupon until such Lender notifies the Borrowers and the Administrative Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make or convert Euro-Dollar Loans or to issue Letters of Credit shall be suspended. With respect to Euro-Dollar Loans, before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such Lender shall determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrowers shall be deemed to have delivered a Notice of Interest Rate Election and such Euro-Dollar Loan shall be converted as of such date to a Alternate Base Rate Loan (without payment of any amounts that Borrowers would otherwise be obligated to pay pursuant to Section 2.13 hereof with respect to Loans converted pursuant to this Section 8.2) and, in the case of Euro-Dollar Loans, in an equal principal amount from such Lender (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders), and such Lender shall make such a Alternate Base Rate Loan.

      If at any time, it shall be unlawful or impossible for any Lender to make, maintain or fund its Euro-Dollar Loans, the Borrowers shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent, to either
(x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Lender for an amount equal to such Lender's outstanding Loans, together with all fees, accrued interest and other amounts payable to such Lender and to become a Lender hereunder, which offer such Lender is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Lender, together with interest and all other amounts due thereon, upon which event, such Lender's Commitments shall be deemed to be cancelled pursuant to Section 2.11(c).

      Section 8.3 Increased Cost and Reduced Return.

            (a) If on or after the date hereof the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under Section 2.7), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Euro-Dollar Loans, its Note or its obligation to make such Loans and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining any such Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Lender to be material, then, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

            (b) If any Lender shall have reasonably determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Lender (or its Parent) as a consequence of such Lender's obligations hereunder to a level below that which such Lender (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender (with a copy to the Administrative Agent), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its Parent) for such reduction.

            (c) Each Lender will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of demonstrable error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

            (d) If at any time, any Lender shall be owed amounts pursuant to this Section 8.3, unless such Lender shall elect to waive the right to be paid the same, the Borrowers shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Lender for an amount equal to such Lender's outstanding Loans, together with all fees, accrued interest and other amounts payable to such Lender, and to become a Lender hereunder, which offer such Lender is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Lender, together with all fees, accrued interest and other amounts payable to such Lender, upon which event, such Lender's Commitment shall be deemed to be cancelled pursuant to
Section 2.11(c).

      Section 8.4 Taxes.

            (a) Any and all payments by the Borrowers under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Fronting Lender and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent, the Fronting Lender or such Lender, as the case may be, is a citizen or resident or in which such Person has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent, the Fronting Lender or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Fronting Lender or the Administrative Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non excluded taxes, duties, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Lenders, the Fronting Lender or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.4) such Lender, the Fronting Lender or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and
(iii) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

            (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes and any other excise or property taxes, or charges or similar levies which arise from any payment made hereunder or under any Note or Letter of Credit or participation therein or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").

            (c) The Borrowers agree to indemnify each Lender, and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.4) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within fifteen (15) days from the date such Lender or the Administrative Agent (as the case may be) makes demand therefor.

            (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrowers (but only so long as such Lender remains lawfully able to do so), shall provide the Borrowers with Internal Revenue Service form W8-ECI or W8BEN, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States. If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from "Taxes" as defined in Section 8.4(a).

            (e) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form pursuant to Section 8.4(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 8.4(a) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (f) If the Borrowers are required to pay additional amounts to or for the account of any Lender pursuant to this Section 8.4, then such Lender will change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

            (g) If at any time, any Lender shall be owed amounts pursuant to this Section 8.4, unless such Lender shall elect to waive the right to be paid the same, the Borrowers shall have the right, upon five (5) Domestic Business Day's notice to the Administrative Agent to either (x) cause a bank, reasonably acceptable to the Administrative Agent, to offer to purchase the Commitments of such Lender for an amount equal to such Lender's outstanding Loans, together with all fees, accrued interest and other amounts payable to such Lender, and to become a Lender hereunder, which offer such Lender is hereby required to accept, or (y) to repay in full all Loans then outstanding of such Lender, together with interest and all other amounts due thereon, upon which event, such Lender's Commitment shall be deemed to be cancelled pursuant to Section 2.11(c).

      Section 8.5 Alternate Base Rate Loans Substituted for Affected Euro-Dollar Loans. If (i) the obligation of any Lender to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Lender has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Borrowers shall, by at least five (5) Euro-Dollar Business Days' prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such suspension or demand for compensation no longer exist:

            (a) Borrowers shall be deemed to have delivered a Notice of Interest Rate Election with respect to such affected Euro-Dollar Loans and thereafter all Loans which would otherwise be made (or continued as or converted into, as the case may be) by such Lender as Euro-Dollar Loans shall be made instead as Alternate Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Lenders); and

            (b) after each of its Euro-Dollar Loans (as the case may be) has been repaid (or converted to a Alternate Base Rate Loan), all payments of principal which would otherwise be applied to repay such Loans shall be applied to repay its Alternate Base Rate Loans instead, and

            (c) Borrowers will not be required to make any payment which would otherwise be required by Section 2.13 with respect to such Euro-Dollar Loans converted to Alternate Base Rate Loans pursuant to clause (a) above.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission followed by telephonic confirmation or similar writing) and shall be given to such party: (x) in the case of the Borrowers, KeyBank (in its capacity as a Lender and the Swing Lender hereunder) and the Administrative Agent, at its address, telex number or facsimile number set forth on the signature pages hereof with a duplicate copy thereof, in the case of the Borrowers, to the Borrowers, at 1818 Market Street, 28th Floor, Philadelphia, PA 19103 Attn: Mr. Kenneth Frappier, and with a duplicate copy, in the case of the Borrowers, to Ledgewood 1521 Locust Street, 8th Floor, Philadelphia, PA 19102-3727, Attn:
Jeffrey F. Brotman, Esq., (y) in the case of any Lender, at its address, telex number or facsimile number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, telex number or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex or facsimile transmission, when such telex or facsimile is transmitted to the telex number or facsimile number specified in this Section and the appropriate answerback or facsimile confirmation is received, (ii) if given by mail, three (3) Domestic Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by a nationally recognized overnight carrier, the next Domestic Business Day after such communication is deposited with such carrier with postage prepaid, or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or
Article VIII shall not be effective until received.

      Section 9.2 No Waivers. No failure or delay by the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      Section 9.3 Expenses; Indemnification.

            (a) The Borrowers shall pay (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent (including reasonable fees and disbursements of counsel to the Administrative Agent in connection with the preparation of this Agreement, the Loan Documents and the documents and instruments referred to therein, or any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder) and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Lender, including reasonable, actual fees and disbursements of counsel for the Administrative Agent and each of the Lenders in connection with the enforcement of the Loan Documents and the instruments referred to therein and such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

            (b) The Borrowers agree to indemnify the Administrative Agent and each Lender, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all actual liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) that may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, asserted against or incurred by any Indemnitee but excluding those liabilities, losses, damages, costs and expenses incurred solely by reason of the gross negligence or willful misconduct of any Indemnitee as finally determined by a court of competent jurisdiction, as a result of, or arising out of, or in any way related to or by reason of, (i) any of the transactions contemplated by the Loan Documents or the execution, delivery or performance of any Loan Document, (ii) any violation by the Borrowers or the Environmental Affiliates of any applicable Environmental

Law, (iii) any Environmental Claim arising out of the management, use, control, ownership or operation of property or assets by the Borrowers or any of the Environmental Affiliates, including, without limitation, all on-site and off-site activities involving Materials of Environmental Concern, (iv) the breach of any environmental representation or warranty set forth herein, (v) the grant to the Administrative Agent and the Lenders of any Lien in any property or assets of the Borrowers or any stock or other equity interest in any Borrower, and (vi) the exercise by the Administrative Agent and the Lenders of their rights and remedies (including, without limitation, foreclosure) under any agreements creating any such Lien. The Borrowers' obligations under this Section shall survive the termination of this Agreement and the payment of the Obligations.

      Section 9.4 Sharing of Set-Offs. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrowers or to any other Person, any such notice being hereby expressly waived, but subject to the prior consent of the Administrative Agent and to the terms and provisions of this Agreement and the other Loan Documents, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrowers against and on account of the Obligations of the Borrowers then due and payable to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, all interests in Obligations purchased by such Lender; provided, however, notwithstanding the foregoing or anything else in this Agreement or any other Loan Document to the contrary, neither any of the Lenders nor the Administrative Agent shall have the right of set off with respect to any account or deposits to the extent that such account or deposits are not the exclusive property of RAIT or a Consolidated Subsidiary or are accounts in which any Person (other than the Person with which such account has been established) which is not Affiliated with RAIT, RAIT OP or RAIT SPE has rights. Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it or Letter of Credit issued by it (in its capacity as a Fronting Lender) or participation therein which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Lender or Letter of Credit issued by such other Lender (in its capacity as a Fronting Lender) or participated in by such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have to any deposits not received in connection with the Loans and to apply the amount subject to such exercise to the payment of indebtedness of the Borrowers other than its indebtedness under the Notes. The Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrowers in the amount of such participation. Notwithstanding anything to the contrary contained herein, any Lender may, by separate agreement with the Borrowers, waive its right to set off contained herein or granted by law and any such written waiver shall be effective against such Lender under this Section 9.4.

      Section 9.5 Amendments and Waivers. Any provision of this Agreement or the Notes or other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent) except that, to the extent provided for in this Agreement, certain amendments and/or waivers may be consented to by the Borrowers and the Administrative Agent without the necessity of obtaining the consent of the Required Lenders; provided that, except to reflect or implement matters otherwise specifically provided for in this Agreement, no such amendment or waiver with respect to this Agreement, the Notes or any other Loan Documents shall, unless signed by the Lenders affected thereby, (i) increase or decrease the Commitment of any Lender or subject any Lender to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any Fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any Fees hereunder or for any reduction or termination of any Commitment, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section or any other provision of this Agreement (including any amendment of the term "Required Lenders") , (v) modify the provisions of Section 9.15, (vi) permit Liens on the Borrowing Base Assets (other than Liens in favor of the Administrative Agent for the ratable benefit of the Lenders), (vii) modify the provisions of this Section 9.5. In addition, no such amendment or waiver shall, unless signed by the Swing Lender and each other Lender affected thereby, increase the Swing Loan Commitment or otherwise affect any rights or obligations of the Swing Lender hereunder relating to the Swing Loan Commitment or the Swing Loans.

      Section 9.6 Successors and Assigns.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrowers may not assign or otherwise transfer any of their rights under this Agreement or the other Loan Documents without the prior written consent of all Lenders and the Administrative Agent. The Administrative Agent and the Lenders shall not assign their respective interests under this Agreement except as set forth in Section 7.8 (with respect to the Administrative Agent) and this Article IX (with respect to the Lenders).

            (b) Any Lender may, with the prior written consent of the Administrative Agent and the Borrowers (which consent in each case shall not unreasonably be withheld, delayed or conditioned) at any time assign to one or more Eligible Assignees (each, an "Assignee") all, or a portion of, its rights and obligations under this Agreement, its Note and the other Loan Documents, provided, however, (i) no such consent by the Borrowers shall be required (x) if a Default or Event of Default exists, or (y) in the case of an assignment to another Lender or to an Affiliate of another Lender, (ii) any partial assignment shall be in an amount at least equal to $5,000,000 and, after giving effect to such assignment, the assigning Lender (unless it has sold its entire remaining Commitment and outstanding Loans) holds a Commitment of at least $5,000,000, and
(iii) such Assignee shall assume the assigned rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit "B" hereto, executed by such Assignee and such transferor Lender. Upon execution and delivery of an Assignment and Assumption Agreement and payment by such Assignee to such transferor Lender of an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment as set forth in the applicable Assignment and Assumption Agreement, and no further consent or action by any party shall be required and the transferor Lender shall be released from its obligations hereunder to a corresponding extent. Upon the consummation of any assignment pursuant to this subsection (b), the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee upon the return to the Borrowers of the old Note marked "cancelled". In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4. Any assignment made during the continuation of an Event of Default shall not be affected by any subsequent cure or waiver of such Event of Default.

            (c) Any Lender may at any time grant to one or more banks or other financial institutions (in each case, a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), or (iii) of
Section 9.5 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection
(b), above, or (d), below, shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (c).

            (d) Any Lender may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.

            (e) No Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 8.3 or 8.4 than such Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrowers' prior written consent or by reason of the provisions of Section 8.2, 8.3 or 8.4 requiring such Lender to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

      Section 9.7 Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

      Section 9.8 Governing Law; Submission to Jurisdiction.

            (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            (b) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof shall be brought non-exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrowers hereby accept for themselves and in respect of their property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts. The Borrowers irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the hand delivery, or mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrowers at their address set forth below. The Borrowers hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Administrative Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrowers in any other jurisdiction.

      Section 9.9 Marshalling; Recapture. Neither of the Administrative Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrowers in connection with this Agreement, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrowers or their estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of the Borrowers to such Lender as of the date such initial payment, reduction or satisfaction occurred.

      Section 9.10 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Administrative Agent and the Borrowers of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Administrative Agent in form satisfactory to it of telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

      Section 9.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING

OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      Section 9.12 Survival. All indemnities set forth herein shall survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Loans hereunder.

      Section 9.13 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any domestic or foreign branch office, subsidiary or affiliate of such Lender.

      Section 9.14 Limitation of Liability. No claim may be made by the Borrowers or any other Person acting by or through Borrowers against the Administrative Agent or any Lender or the affiliates, directors, officers, employees, attorneys or agent of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or by the other Loan Documents, or any act, omission or event occurring in connection therewith; and the Borrowers hereby waive, release and agree not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      Section 9.15 Recourse Obligation. This Agreement and the Obligations hereunder are fully recourse to the Borrowers. Notwithstanding the foregoing, no recourse under or upon any obligation, covenant, or agreement contained in this Agreement shall be had against any officer, director, shareholder or employee of the Borrowers except for damages, losses, costs and expenses incurred by any Lender or the Administrative Agent with respect to any fraud or misappropriation of funds on the part of such officer, director, shareholder or employee.

      Section 9.16 Confidentiality. The Administrative Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrowers pursuant to this Agreement; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the Facility provided herein such as an attorney or accountant for a Lending Party, provided such Person agrees to maintain the confidentiality of such information and uses same only in connection with the administration or enforcement of the Facility, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

      Section 9.17 Legal Rate. Notwithstanding anything in this Agreement or any Loan Document to the contrary, if at any time the interest rate applicable to the Notes, together with all fees and charges which are treated as interest under applicable law (collectively, the "Charges"), as provided for in this Agreement or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by the Administrative Agent, on behalf of the Lenders, shall exceed the maximum lawful rate (the "Legal Rate") which may be contracted for, charged, taken, received or reserved by the Administrative Agent, on behalf of the Lenders in accordance with applicable law, the rate of interest payable under such Notes, together with all Charges payable, shall be limited to the Legal Rate and any interest or Charges not so charged, taken, received or reserved by Administrative Agent, on behalf of the Lenders at such time shall be spread, prorated or amortized over the term of such Notes to the fullest extent permitted by law.

      Section 9.18 Estoppel and Certification. The Borrowers hereby certify to the Administrative Agent and to the Lenders the following facts knowing that the Administrative Agent and the Lenders require, and are relying upon, the representations contained in Section 9.18 as a condition to entering into this
Agreement:

                  (i) All interest due to the Lenders through and including the date hereof has been paid;

                  (ii) There are no existing uncured Defaults or Events of Default under any of the Loan Documents;

                  (iii) As of the date of execution hereof, the Borrowers have no, and waive any, defenses, rights of setoff, counterclaims, claims or causes of action of any kind or description against the Administrative Agent or against the Lenders as holders of the Notes, as regards the (a) payment of the principal sums described therein, (b) payment of interest thereon, (c) payment of any other sums due and payable under this Agreement, the Notes or any of the Loan Documents, and (d) the performance of any obligations under the Loan Documents;

                  (iv) This Agreement, the Notes and the Loan Documents are valid and enforceable against the Borrowers in accordance with their respective terms;

                  (v) It is understood and agreed that neither the Administrative Agent nor the Lenders, by virtue of executing this Agreement, are waiving any of their respective rights under any of the Loan Documents with respect to any Defaults or Events of Default which may occur or arise from and after the date hereof; and

                  (vi) Upon acceptance hereof, the Administrative Agent and the Lenders will be in full compliance with the Administrative Agent's and the Lenders' undertakings and obligations under this Agreement and the other Loan Documents.

      Section 9.19 USA Patriot Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act.

                  [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                        BORROWERS:

                                        RAIT INVESTMENT TRUST, a Maryland trust


                                        By: /s/ Ellen J. DiStefano
                                           -------------------------------------
                                        Name: Ellen J. DiStefano
                                        Title: Executive Vice President
                                               and Chief Financial Officer

                                        RAIT PARTNERSHIP, L.P., a Delaware
                                            limited partnership


                                        By: RAIT General, Inc., a Maryland
                                            corporation, its general partner


                                        By: /s/ Ellen J. DiStefano
                                           -------------------------------------
                                        Name: Ellen J. DiStefano
                                        Title: Executive Vice President
                                               and Chief Financial Officer


                                        RAIT ASSET HOLDINGS, LLC

                                        By: RAIT Partnership, L.P., its sole
                                            member

                                        By: RAIT General, Inc., a Maryland
                                            Corporation, its general partner


                                        By: /s/ Ellen J. DiStefano
                                           -------------------------------------
                                        Name: Ellen J. DiStefano
                                        Title: Executive Vice President
                                               and Chief Financial Officer

                                            KEYBANK NATIONAL ASSOCIATION, as
                                            Administrative Agent

Facsimile Number: 617-385-6293              By: /s/ Kathleen M. Ahern
                                               ---------------------------------
Address: 225 Franklin Street, 18th Floor    Name: Kathleen M. Ahern
         Boston, Massachusetts 02110        Title: Senior Banker

Attn:    Ms. Kathleen Ahern

Commitment
      $50,000,000.00

                                       KEYBANK NATIONAL ASSOCIATION, as a Lender and as Swing Lender

                                       By: /s/ Kathleen M. Ahern
                                           -------------------------------------
                                           Name: Kathleen M. Ahern
                                           Title: Senior Banker

Commitment
      $50,000,000.00

                                        BANK OF AMERICA, N.A., as a Lender


                                        By: /s/ Michael W. Edwards
                                            ------------------------------------
                                            Name:  Michael W. Edwards
                                            Title: SVP; Portfolio Manager

Commitment
      $25,000,000.00

                                       CITICORP NORTH AMERICA, INC., as a Lender


                                       By: /s/ Jeanne Craig
                                           -------------------------------------
                                           Name:  Jeanne Craig
                                           Title: Vice President

Commitment
      $25,000,000.00

                                        EMIGRANT SAVINGS BANK, as a Lender


                                        By: /s/ Patricia Goldstein
                                            ------------------------------------
                                            Name:  Patricia Goldstein
                                            Title: Senior Executive Vice
                                                   President

Commitment
      $25,000,000.00

                                        HARRIS NA, as a Lender


                                        By: /s/ Michael S. Cameli
                                            ------------------------------------
                                            Name:  Michael S. Cameli
                                            Title: Director

Commitment
      $25,000,000.00

                                        SIGNATURE BANK, as a Lender


                                        By: /s/ Susan M. Duggan
                                            ------------------------------------
                                            Name:  Susan M. Duggan
                                            Title: Senior Lender & Vice
                                                   President

Commitment
      $20,000,000.00

                                        HUDSON UNITED BANK, as a Lender


                                        By: /s/ Eugene A. Winski
                                            ------------------------------------
                                            Name:  Eugene A. Winski
                                            Title: Vice President

Commitment
      $20,000,000.00

                                        RAYMOND JAMES BANK, FSB, as a Lender


                                        By: /s/ Thomas F. Macina
                                            ------------------------------------
                                            Name:  Thomas F. Macina
                                            Title: Senior Vice President

Commitment
      $10,000,000.00

                                        FIRST COMMERCIAL BANK NEW YORK AGENCY,
                                        as a Lender

                                        By: /s/ Bruce M.J. Ju
                                            ------------------------------------
                                            Name:  Bruce M.J. Ju
                                            Title: VP and General Manager

Commitment
      $10,000,000.00

                                        THE INTERNATIONAL COMMERCIAL BANK OF
                                        CHINA, NEW YORK AGENCY, as a Lender


                                        By: /s/ Nae-Yee Lung
                                            ------------------------------------
                                            Name: Nae-Yee Lung
                                            Title: EVP & General Manager

Commitment
      $10,000,000.00

                                        TD BANKNORTH, N.A., as a Lender


                                        By: /s/ John Mercier
                                            ------------------------------------
                                            Name:  John Mercier
                                            Title: Senior Vice President